Exhibit 99.1

REPORT OF MANAGEMENT

TO THE STOCKHOLDERS OF CHEVRON CORPORATION

Management of Chevron is responsible for preparing the accompanying financial statements and for ensuring their integrity and objectivity. The statements were prepared in accordance with accounting principles generally accepted in the United States and fairly represent the transactions and financial position of the company. The financial statements include amounts that are based on management's best estimates and judgments.

The company's statements have been audited by PricewaterhouseCoopers LLP, independent accountants, selected by the Audit Committee and approved by the stockholders. Management has made available to PricewaterhouseCoopers LLP all the company's financial records and related data, as well as the minutes of stockholders' and directors' meetings.

Management of the company has established and maintains a system of internal accounting controls that is designed to provide reasonable assurance that assets are safeguarded, transactions are properly recorded and executed in accordance with management's authorization, and the books and records accurately reflect the disposition of assets. The system of internal controls includes appropriate division of responsibility. The company maintains an internal audit department that conducts an extensive program of internal audits and independently assesses the effectiveness of the internal controls.

The Audit Committee is composed of directors who are not officers or employees of the company. It meets regularly with members of management, the internal auditors and the independent accountants to discuss the adequacy of the company's internal controls, its financial statements, and the nature, extent and results of the audit effort. Both the internal auditors and the independent accountants have free and direct access to the Audit Committee without the presence of management.


/s/ David J. O'Reilly        /s/ Martin R. Klitten        /s/ Stephen J. Crowe
---------------------        ---------------------      ----------------------
David J. O'Reilly            Martin R. Klitten            Stephen J. Crowe
Chairman of the Board        Vice President               Comptroller
and Chief Executive Officer  and Chief Financial Officer

February 23, 2000


REPORT OF INDEPENDENT ACCOUNTANTS

TO THE STOCKHOLDERS
AND THE BOARD OF DIRECTORS OF CHEVRON CORPORATION

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows present fairly, in all material respects, the financial position of Chevron Corporation and its subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP

San Francisco, California
February 23, 2000

CONSOLIDATED STATEMENT OF INCOME
--------------------------------
                                                             Year ended December 31
                                                      -----------------------------
Millions of dollars, except per-share amounts              1999      1998      1997
-----------------------------------------------------------------------------------
REVENUES
         Sales and other operating revenues* .......    $35,448   $29,943   $40,596
         Income from equity affiliates ..............       526       228       688
         Other income ...............................       612       386       679
-----------------------------------------------------------------------------------
TOTAL REVENUES ......................................    36,586    30,557    41,963
-----------------------------------------------------------------------------------
COSTS AND OTHER DEDUCTIONS
         Purchased crude oil and products ...........    17,982    14,036    20,223
         Operating expenses .........................     5,090     4,834     5,280
         Selling, general and administrative expenses     1,404     2,239     1,533
         Exploration expenses .......................       538       478       493
         Depreciation, depletion and amortization ...     2,866     2,320     2,300
         Taxes other than on income* ................     4,586     4,411     6,320
         Interest and debt expense ..................       472       405       312
-----------------------------------------------------------------------------------
TOTAL COSTS AND OTHER DEDUCTIONS ....................    32,938    28,723    36,461
-----------------------------------------------------------------------------------
INCOME BEFORE INCOME TAX EXPENSE ....................     3,648     1,834     5,502
INCOME TAX EXPENSE ..................................     1,578       495     2,246
===================================================================================
NET INCOME ..........................................   $ 2,070   $ 1,339   $ 3,256
===================================================================================
NET INCOME PER SHARE OF COMMON STOCK - BASIC ........   $  3.16   $  2.05   $  4.97
                                     - DILUTED ......   $  3.14   $  2.04   $  4.95
===================================================================================

*Includes consumer excise taxes: ....................   $ 3,910   $ 3,756   $ 5,587
See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
----------------------------------------------

                                                               Year ended December 31
                                                     --------------------------------
Millions of dollars .................................      1999       1998       1997
-------------------------------------------------------------------------------------
NET INCOME ..........................................   $ 2,070    $ 1,339    $ 3,256
-------------------------------------------------------------------------------------
         Currency translation adjustment ............       (43)        (1)      (173)
         Unrealized holding gain (loss) on securities        29          3         (4)
         Minimum pension liability adjustment .......       (11)       (15)         4
-------------------------------------------------------------------------------------
OTHER COMPREHENSIVE INCOME, NET OF TAX ..............       (25)       (13)      (173)
-------------------------------------------------------------------------------------
COMPREHENSIVE INCOME ................................   $ 2,045    $ 1,326    $ 3,083
=====================================================================================

See accompanying notes to consolidated financial statements.

CONSOLIDATED BALANCE SHEET
--------------------------
                                                                                      At December 31
                                                                             -----------------------
Millions of dollars                                                                 1999        1998
----------------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents ...................................................   $  1,345    $    569
Marketable securities .......................................................        687         844
Accounts and notes receivable (less allowance: 1999 - $36; 1998 - $27) ......      3,688       2,813
Inventories:
         Crude oil and petroleum products ...................................        585         600
         Chemicals ..........................................................        526         559
         Materials, supplies and other ......................................        291         296
                                                                              ----------------------
                                                                                   1,402       1,455
Prepaid expenses and other current assets ...................................      1,175         616
----------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS ........................................................      8,297       6,297
Long-term receivables .......................................................        815         872
Investments and advances ....................................................      5,231       4,604

Properties, plant and equipment, at cost ....................................     54,212      51,337
Less: accumulated depreciation, depletion and amortization ..................     28,895      27,608
                                                                              ----------------------
                                                                                  25,317      23,729

Deferred charges and other assets ...........................................      1,008       1,038
----------------------------------------------------------------------------------------------------
TOTAL ASSETS ................................................................   $ 40,668    $ 36,540
====================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt .............................................................   $  3,434    $  3,165
Accounts payable ............................................................      3,103       2,170
Accrued liabilities .........................................................      1,210       1,202
Federal and other taxes on income ...........................................        718         226
Other taxes payable .........................................................        424         403
----------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES ...................................................      8,889       7,166
Long-term debt ..............................................................      5,174       4,128
Capital lease obligations ...................................................        311         265
Deferred credits and other noncurrent obligations ...........................      1,739       2,560
Noncurrent deferred income taxes ............................................      5,010       3,645
Reserves for employee benefit plans .........................................      1,796       1,742
----------------------------------------------------------------------------------------------------
TOTAL LIABILITIES ...........................................................     22,919      19,506
----------------------------------------------------------------------------------------------------
Preferred stock (authorized 100,000,000 shares, $1.00 par value, none issued)          -           -
Common stock (authorized 1,000,000,000 shares,
         $1.50 par value, 712,487,068 shares issued) ........................      1,069       1,069
Capital in excess of par value ..............................................      2,215       2,097
Deferred compensation .......................................................       (646)       (691)
Accumulated other comprehensive income ......................................       (115)        (90)
Retained earnings ...........................................................     17,400      16,942
Treasury stock, at cost (1999 - 56,140,994 shares; 1998 - 59,460,666 shares)      (2,174)     (2,293)
----------------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY ..................................................     17,749      17,034
----------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ..................................   $ 40,668    $ 36,540
====================================================================================================

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS
------------------------------------
                                                                                            Year ended December 31
                                                                       -------------------------------------------
Millions of dollars                                                         1999             1998             1997
------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
  Net income .........................................................   $ 2,070          $ 1,339          $ 3,256
  Adjustments
  Depreciation, depletion and amortization ...........................     2,866            2,320            2,300
  Dry hole expense related to prior years' expenditures ..............       126               40               31
  Distributions (less than) greater than income from equity affiliates      (258)              25             (353)
  Net before-tax gains on asset retirements and sales ................      (471)             (45)            (344)
  Net foreign currency losses (gains) ................................        23              (20)             (69)
  Deferred income tax provision ......................................       226              266              622
  Net decrease (increase) in operating working capital(1) ............       636             (809)            (253)
  (Decrease) increase in Cities Service provision ....................      (149)             924                -
  Cash settlement of Cities Service litigation .......................      (775)               -                -
  Other, net .........................................................       187             (309)            (310)
------------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES(2) .........................     4,481            3,731            4,880
------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
  Capital expenditures ...............................................    (4,366)          (3,880)          (3,899)
  Proceeds from asset sales ..........................................       992              434            1,235
  Net sales (purchases) of marketable securities(3)...................       262             (183)             101
  Other, net .........................................................        32             (230)            (297)
------------------------------------------------------------------------------------------------------------------
NET CASH USED FOR INVESTING ACTIVITIES ...............................    (3,080)          (3,859)          (2,860)
------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
  Net borrowings (repayments) of short-term obligations ..............       219            1,713             (163)
  Proceeds from issuances of long-term debt ..........................     1,221              224               26
  Repayments of long-term debt and other financing obligations .......      (549)            (388)            (421)
  Cash dividends paid ................................................    (1,625)          (1,596)          (1,493)
  Net sales (purchases) of treasury shares ...........................       108             (261)             173
------------------------------------------------------------------------------------------------------------------
NET CASH USED FOR FINANCING ACTIVITIES ...............................      (626)            (308)          (1,878)
------------------------------------------------------------------------------------------------------------------
EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES
  ON CASH AND CASH EQUIVALENTS .......................................         1              (10)             (19)
------------------------------------------------------------------------------------------------------------------
NET CHANGE IN CASH AND CASH EQUIVALENTS ..............................       776             (446)             123
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR .......................       569            1,015              892
------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT YEAR-END ................................   $ 1,345          $   569          $ 1,015
==================================================================================================================

See accompanying notes to consolidated financial statements.
(1) "Net decrease (increase) in operating working capital" is composed of the following:
         (Increase) decrease in accounts and notes receivable            $  (810)         $   552          $   474
         Decrease (increase) in inventories                                   72             (116)             (11)
         (Increase) decrease in prepaid expenses and other current assets    (43)             (23)              59
         Increase (decrease) in accounts payable and accrued liabilities     915             (807)            (685)
         Increase (decrease) in income and other taxes payable               502             (415)             (90)
------------------------------------------------------------------------------------------------------------------
                  Net decrease (increase) in operating working capital   $   636          $  (809)         $  (253)
==================================================================================================================
(2) "Net cash provided by operating activities" includes the following cash payments for interest and income taxes:
         Interest paid on debt (net of capitalized interest)             $   438          $   407           $   318
         Income taxes paid                                               $   864          $   654           $ 1,706
===================================================================================================================
(3) "Net sales (purchases) of marketable securities" consists of the following gross amounts:
         Marketable securities purchased                                 $(2,812)         $(2,679)          $(2,724)
         Marketable securities sold                                        3,074            2,496             2,825
-------------------------------------------------------------------------------------------------------------------
         Net sales (purchases) of marketable securities                  $   262          $  (183)          $   101
===================================================================================================================

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
----------------------------------------------
                                                       1999                       1998                      1997
                                    -----------------------   ------------------------  ------------------------
Amounts in millions of dollars          Shares       Amount         Shares      Amount         Shares     Amount
----------------------------------------------------------------------------------------------------------------
COMMON STOCK
Balance at January 1               712,487,068      $ 1,069    712,487,068     $ 1,069    712,487,068    $ 1,069
Change during year                           -            -              -           -              -          -
                                   -----------------------------------------------------------------------------
Balance at December 31             712,487,068      $ 1,069    712,487,068     $ 1,069    712,487,068    $ 1,069
----------------------------------------------------------------------------------------------------------------
TREASURY STOCK AT COST
Balance at January 1                59,460,666      $(2,293)    56,555,871     $(1,977)    59,401,015    $(2,024)
Purchases                               56,052           (5)     5,246,100        (398)     1,255,022        (95)
Reissuances                         (3,375,724)         124     (2,341,305)         82     (4,100,166)       142
                                   -----------------------------------------------------------------------------
Balance at December 31              56,140,994      $(2,174)    59,460,666     $(2,293)    56,555,871    $(1,977)
----------------------------------------------------------------------------------------------------------------
CAPITAL IN EXCESS OF PAR
Balance at January 1                                $ 2,097                    $ 2,022                   $ 1,874
Treasury stock transactions                             118                         75                       148
                                                    -------                    -------                   -------
Balance at December 31                              $ 2,215                    $ 2,097                   $ 2,022
----------------------------------------------------------------------------------------------------------------
DEFERRED COMPENSATION
Balance at January 1                                $  (691)                   $  (750)                  $  (800)
Net Reduction of ESOP debt and other                     45                         59                        50
                                                    -------                    -------                   -------
Balance at December 31                              $  (646)                   $  (691)                  $  (750)
----------------------------------------------------------------------------------------------------------------
ACCUMULATED OTHER COMPREHENSIVE INCOME(1)
Balance at January 1                                $   (90)                   $   (77)                  $    96
Change during year                                      (25)                       (13)                     (173)
                                                    -------                    -------                   -------
Balance at December 31                              $  (115)                   $   (90)                  $   (77)
----------------------------------------------------------------------------------------------------------------
RETAINED EARNINGS
Balance at January 1                                $16,942                    $17,185                   $15,408
Net Income                                            2,070                      1,339                     3,256
Cash dividends (per-share amounts
  1999: $2.48; 1998: $2.44; 1997: $2.28)             (1,625)                    (1,596)                   (1,493)
Tax benefit from dividends paid on
          unallocated ESOP shares                        13                         14                        14
                                                    -------                    -------                   -------
Balance at December 31                              $17,400                    $16,942                   $17,185
----------------------------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY AT DECEMBER 31           $17,749                    $17,034                   $17,472
================================================================================================================

See accompanying notes to consolidated financial statements.

(1) ACCUMULATED OTHER COMPREHENSIVE INCOME:
                                       Currency Translation         Unrealized Holding           Minimum Pension
                                                 Adjustment         Gain on Securities      Liability Adjustment        Total
-----------------------------------------------------------------------------------------------------------------------------
Balance at January 1, 1997                          $   118                    $    14                   $   (36)      $   96
Change during year                                     (173)                        (4)                        4         (173)
-----------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1997                        $   (55)                   $    10                   $   (32)      $  (77)
Change during year                                       (1)                         3                       (15)         (13)
-----------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1998                        $   (56)                   $    13                   $   (47)      $  (90)
Change during year                                      (43)                        29                       (11)         (25)
-----------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1999                        $   (99)                   $    42                   $   (58)      $ (115)
=============================================================================================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Millions of dollars, except per-share amounts

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Chevron Corporation is an international company that, through its subsidiaries and affiliates, engages in fully integrated petroleum operations, chemicals operations and coal mining in the United States and more than 100 countries. Petroleum operations consist of exploring for, developing and producing crude oil and natural gas; transporting crude oil, natural gas and products by pipelines, marine vessels and motor equipment; refining crude oil into finished petroleum products; and marketing crude oil, natural gas and refined petroleum products. Chemicals operations include the manufacture and marketing of a wide range of chemicals for industrial uses.

In preparing its consolidated financial statements, the company follows accounting policies that are in accordance with accounting principles generally accepted in the United States. This requires the use of estimates and assumptions that affect the assets, liabilities, revenues and expenses reported in the financial statements, as well as amounts included in the notes thereto, including discussion and disclosure of contingent liabilities. While the company uses its best estimates and judgments, actual results could differ from these estimates as future confirming events occur.

The nature of the company's operations and the many countries in which it operates subject it to changing economic, regulatory and political conditions. Also, the company imports crude oil for its U.S. refining operations. The company does not believe it is vulnerable to the risk of a near-term severe impact as a result of any concentration of its activities.

Subsidiary and Affiliated Companies
The consolidated financial statements include the accounts of subsidiary companies more than 50 percent owned. Investments in and advances to affiliates in which the company has a substantial ownership interest of approximately 20 percent to 50 percent, or for which the company exercises significant influence but not control over policy decisions, are accounted for by the equity method. Under this accounting, remaining unamortized cost is increased or decreased by the company's share of earnings or losses after dividends.

Oil and Gas Accounting
The successful efforts method is used for oil and gas exploration and production activities.

Derivatives
Gains and losses on hedges of existing assets or liabilities are included in the carrying amounts of those assets or liabilities and are ultimately recognized in income as part of those carrying amounts. Gains and losses related to qualifying hedges of firm commitments or anticipated transactions also are deferred and are recognized in income or as adjustments of carrying amounts when the underlying hedged transaction occurs. Cash flows associated with these derivatives are reported with the underlying hedged transaction's cash flows. If, subsequent to being hedged, underlying transactions are no longer likely to occur, the related derivatives gains and losses are recognized currently in income. Gains and losses on derivatives contracts that do not qualify as hedges are recognized currently in "Other income."

Short-Term Investments
All short-term investments are classified as available for sale and are in highly liquid debt or equity securities. Those investments that are part of the company's cash management portfolio with original maturities of three months or less are reported as cash equivalents. The balance of the short-term investments is reported as "Marketable securities." Short-term investments are marked-to-market with any unrealized gains or losses included in other comprehensive income.

Inventories
Crude oil, petroleum products and chemicals are stated at cost, using a Last-In, First-Out (LIFO) method. In the aggregate, these costs are below market. Materials, supplies and other inventories generally are stated at average cost.

Properties, Plant and Equipment
All costs for development wells, related plant and equipment, and proved mineral interests in oil and gas properties are capitalized. Costs of exploratory wells are capitalized pending determination of whether the wells found proved reserves. Costs of wells that are assigned proved reserves remain capitalized. All other exploratory wells and costs are expensed.

Long-lived assets, including proved oil and gas properties, are assessed for possible impairment by comparing their carrying values to the undiscounted future net before-tax cash flows. Impaired assets are written down to their estimated fair values, generally their discounted cash flows. For proved oil and gas properties in the United States, the company generally performs the impairment review on an individual field basis. Outside the United States, reviews are performed on a country or concession basis. Impairment amounts are recorded as incremental depreciation expense in the period in which the event occurs.

Depreciation and depletion (including provisions for future abandonment and restoration costs) of all capitalized costs of proved oil and gas producing properties, except mineral interests, are expensed using the unit-of-production method by individual fields as the proved developed reserves are produced.
Depletion expenses for capitalized costs of proved mineral interests are recognized using the unit-of-production method by individual fields as the related proved reserves are produced. Periodic valuation provisions for impairment of capitalized costs of unproved mineral interests are expensed.

Depreciation and depletion expenses for coal are determined using the unit-of-production method as the proved reserves are produced. The capitalized costs of all other plant and equipment are depreciated or amortized over estimated useful lives. In general, the declining-balance method is used to depreciate plant and equipment in the United States; the straight-line method generally is used to depreciate international plant and equipment and to amortize all capitalized leased assets. Gains or losses are not recognized for normal retirements of properties, plant and equipment subject to composite group amortization or depreciation.

Gains or losses  from  abnormal  retirements  or sales are  included  in income.

Expenditures for maintenance, repairs and minor renewals to maintain facilities in operating condition are expensed. Major replacements and renewals are capitalized.

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
 - Continued

Environmental Expenditures
Environmental expenditures that relate to current ongoing operations or to conditions caused by past operations are expensed. Expenditures that create future benefits or contribute to future revenue generation are capitalized.

Liabilities related to future remediation costs are recorded when environmental assessments and/or cleanups are probable and the costs can be reasonably estimated. Other than for assessments, the timing and magnitude of these accruals are generally based on the company's commitment to a formal plan of action, such as an approved remediation plan or the sale or disposal of an asset. For the company's U.S. and Canadian marketing facilities, the accrual is based on the probability that a future remediation commitment will be required. For oil and gas and coal producing properties, a provision is made through depreciation expense for anticipated abandonment and restoration costs at the end of the property's useful life.

For Superfund sites, the company records a liability for its share of costs when it has been named as a Potentially Responsible Party (PRP) and when an assessment or cleanup plan has been developed. This liability includes the company's own portion of the costs and also the company's portion of amounts for other PRPs when it is probable that they will not be able to pay their share of the cleanup obligation.

The company records the gross amount of its liability based on its best estimate of future costs using currently available technology and applying current regulations as well as the company's own internal environmental policies. Future amounts are not discounted. Recoveries or reimbursements are recorded as an asset when receipt is reasonably ensured.

Currency Translation
The U.S. dollar is the functional currency for the company's consolidated operations as well as for substantially all operations of its equity method companies. For those operations, all gains or losses from currency transactions are currently included in income. The cumulative translation effects for the few equity affiliates using functional currencies other than the U.S. dollar are included in the currency translation adjustment in stockholders' equity.

Taxes
Income taxes are accrued for retained earnings of international subsidiaries and corporate joint ventures intended to be remitted. Income taxes are not accrued for unremitted earnings of international operations that have been, or are intended to be, reinvested indefinitely.

Revenue Recognition
Revenues associated with sales of crude oil, natural gas, coal, petroleum and chemicals products, and all other sources are recorded when title passes to the customer, net of royalties, discounts and allowances, as applicable. Revenues from natural gas production from properties in which Chevron has an interest with other producers are recognized on the basis of the company's net working interest (entitlement method).

Stock Compensation
The company applies Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for stock options and presents in Note 19 pro forma net income and earnings per share data as if the accounting prescribed by SFAS No. 123, "Accounting for Stock-Based Compensation," had been applied.

Note 2.SPECIAL ITEMS AND OTHER FINANCIAL INFORMATION
Net income is affected by transactions that are unrelated to or are not necessarily representative of the company's ongoing operations for the periods presented. These transactions, defined by management and designated "special items," can obscure the underlying results of operations for a year as well as affect comparability of results between years.

Listed below are categories of special items and their net increase (decrease) to net income, after related tax effects.

                                                        Year ended December 31
                                                     -------------------------
                                                        1999     1998     1997
------------------------------------------------------------------------------
Asset write-offs and revaluations
         Asset impairments
                  - Oil and gas properties .........   $(204)   $ (50)   $ (68)
                  - Coal assets ....................     (34)       -        -
         U.S. refining, marketing and
                  transportation assets ............       -      (22)       -
         Chemicals assets ..........................     (43)     (19)     (10)
         Real estate assets ........................       -       (9)       -
         Other .....................................     (65)     (59)      (8)
                                                     --------------------------
                                                        (346)    (159)     (86)
-------------------------------------------------------------------------------
Asset dispositions, net
         Pipeline interests ........................      75        -        -
         Real estate ...............................      60        -        -
         Coal assets ...............................      60        -        -
         Marketable securities .....................      30        -        -
         Oil and gas assets ........................      17       (9)     240
         Caltex interest in equity affiliate .......     (31)       -        -
         Chemicals affiliate .......................       -        -       33
         U.K. refining and marketing exit ..........       -        -      (72)
         Domestic shipping assets ..................       -        -      (18)
                                                     --------------------------
                                                         211       (9)     183
-------------------------------------------------------------------------------
Prior-year tax adjustments .........................     109      271      152
-------------------------------------------------------------------------------
Environmental remediation provisions, net ..........    (123)     (39)     (35)
-------------------------------------------------------------------------------
Restructurings and reorganizations
         Corporate .................................    (158)       -        -
         Caltex affiliate ..........................     (25)     (43)      (6)
         Dynegy affiliate ..........................       -        -      (54)
                                                     --------------------------
                                                        (183)     (43)     (60)
-------------------------------------------------------------------------------
LIFO inventory gains (losses) ......................      38      (25)       5
-------------------------------------------------------------------------------
Other, net
         Litigation and regulatory issues* .........      78     (682)     (24)
         Settlement of insurance claims ............       -      105        7
         Caltex write-off of start-up costs (SOP 98-5)     -      (25)       -
         Performance stock options .................       -        -      (66)
                                                     --------------------------
                                                          78     (602)     (83)
-------------------------------------------------------------------------------
Total special items, after tax .....................   $(216)   $(606)   $  76
===============================================================================

* 1999 and 1998 include effects related to Cities Service litigation.

         Other financial information is as follows.

                                           Year ended December 31
                                         ------------------------
                                           1999     1998     1997
-----------------------------------------------------------------
Total financing interest and debt costs   $ 481    $ 444    $ 411
Less: capitalized interest ............       9       39       99
                                         ------------------------
Interest and debt expense .............     472      405      312
Research and development expenses .....     182      187      179
Foreign currency (losses) gains* ......   $ (38)   $ (47)   $ 246
=================================================================

*Includes $(15), $(68) and $177 in 1999, 1998 and 1997, respectively, for the company's share of affiliates' foreign currency (losses) gains.


The excess of current cost (based on average acquisition costs for the year) over the carrying value of inventories for which the LIFO method is used was $871, $584 and $1,089 at December 31, 1999, 1998 and 1997, respectively.

Note 3. CUMULATIVE EFFECT ON NET INCOME FROM ACCOUNTING CHANGES
In April 1998, the AICPA released Statement of Position 98-5, "Reporting on the Costs of Start-up Activities" (SOP 98-5), which introduced a broad definition of items to expense as incurred for start-up activities, including new products/services, entering new territories, initiating new processes or commencing new operations. Chevron was substantially in compliance with the pronouncement. However, Caltex capitalized these types of costs for certain projects. Chevron recorded its $25 share of the charge associated with Caltex's 1998 implementation of SOP 98-5, effective January 1, 1998.

In 1998, Chevron changed its method of calculating certain Canadian deferred income taxes, effective January 1, 1998. The benefit from this change was $32.

The net benefit to Chevron's 1998 net income from the cumulative effect of adopting SOP 98-5 by Caltex and the change in Chevron's method of calculating Canadian deferred taxes was immaterial.

Note 4. INFORMATION RELATING TO THE CONSOLIDATED STATEMENT OF CASH FLOWS
The Consolidated Statement of Cash Flows excludes the following significant noncash transactions.

During 1999, the company acquired the Rutherford-Moran Oil Corporation and Petrolera Argentina San Jorge S.A. Only the net cash component of these transactions is included as "Capital expenditures." Consideration for the Rutherford-Moran transaction included 1.1 million shares of the company's treasury stock valued at $91.

During  1997,  the  company's  Venice,  Louisiana,   natural  gas  facility  was
contributed  to  a  partnership  with  Dynegy  Inc.  (Dynegy).  An  increase  in
"Investments and advances" resulted primarily from the contribution of properties, plant and equipment.

The major components of "Capital expenditures" in the Consolidated Statement of Cash Flows and the reconciliation of this amount to total capital and exploratory expenditures, are presented in the following table.

                                                                Year ended December 31
                                                       -------------------------------
                                                            1999       1998       1997
--------------------------------------------------------------------------------------
Additions to properties,
         plant and equipment .........................   $ 5,018    $ 3,678    $ 3,840
Additions to investments .............................       449        306        153
Payments for other liabilities
         and assets, net(1)...........................    (1,101)      (104)       (94)
--------------------------------------------------------------------------------------
Capital expenditures .................................     4,366      3,880      3,899
Expensed exploration expenditures ....................       413        438        462
Payments of long-term debt
         and other financing obligations(2)...........       572          2          6
--------------------------------------------------------------------------------------
         Capital and exploratory expenditures,
                  excluding equity affiliates ........   $ 5,351    $ 4,320    $ 4,367
======================================================================================

(1) 1999 includes liabilities assumed in acquisitions of Rutherford-Moran Oil Corporation and Petrolera Argentina San Jorge S.A
(2) 1999 includes obligations assumed in acquisition of Rutherford-Moran Oil Corporation and other capital lease additions.

Note 5. STOCKHOLDERS' EQUITY
Retained earnings at December 31, 1999 and 1998, include $2,048 and $2,121, respectively, for the company's share of undistributed earnings of equity affiliates.

In 1998, the company declared a dividend distribution of one Right to purchase Chevron Participating Preferred Stock. The Rights will be exercisable, unless redeemed earlier by the company, if a person or group acquires, or obtains the right to acquire, 10 percent or more of the outstanding shares of common stock or commences a tender or exchange offer that would result in acquiring 10 percent or more of the outstanding shares of common stock, either event occurring without the prior consent of the company. The amount of Chevron Series A Participating Preferred Stock that the holder of a Right is entitled to receive and the purchase price payable upon exercise of the Chevron Right are both subject to adjustment. The person or group who had acquired 10 percent or more of the outstanding shares of common stock without the prior consent of the company would not be entitled to this purchase.

The Rights will expire in November 2008, or they may be redeemed by the company at 1 cent per Right prior to that date. The Rights do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on the earnings per share of the company. Five million shares of the company's preferred stock have been designated Series A Participating Preferred Stock and reserved for issuance upon exercise of the Rights. No event during 1999 made the Rights exercisable. Rights associated with a 1988 dividend distribution expired in 1998.

Note 6. FINANCIAL AND DERIVATIVE INSTRUMENTS
Off-Balance-Sheet Risk
The company utilizes a variety of derivative instruments, both financial and commodity-based, as hedges to manage a small portion of its exposure to price volatility stemming from its integrated petroleum activities. Relatively straightforward and involving little complexity, the derivative instruments consist mainly of futures contracts traded on the New York Mercantile Exchange and the International Petroleum Exchange and of both crude and natural gas swap contracts entered into principally with major financial institutions. The futures contracts hedge anticipated crude oil purchases and sales and product sales, generally forecast to occur within a 60- to 90-day period. Crude oil swaps are used to hedge sales forecasted to occur within the next four years. The terms of the swap contracts have maturities of the same period. Natural gas swaps are used primarily to hedge firmly committed sales, and the terms of the swap contracts held at year-end 1999 had an average remaining maturity of 58 months. Gains and losses on these derivative instruments offset and are recognized in income concurrently with the recognition of the underlying physical transactions.

In addition, the company in 1998 entered into managed programs using swaps and options to take advantage of perceived opportunities for favorable price movements in natural gas. The results of these programs were reflected in income and were not material in 1998. The company enters into forward exchange contracts, generally with terms of 90 days or less, as a hedge against some of its foreign currency exposures, primarily anticipated purchase transactions forecast to occur within 90 days.

The company enters into interest rate swaps as part of its overall strategy to manage the interest rate risk on its debt. Under the terms of the swaps, net cash settlements, based on the difference between fixed-rate and floating-rate interest amounts calculated by reference to agreed notional principal amounts, are made semiannually and are recorded monthly as "Interest and debt expense." At December 31, 1999, there was one outstanding contract, with a remaining term of five years and six months.

Concentrations of Credit Risk
The company's financial instruments that are exposed to concentrations of credit
risk  consist  primarily  of  its  cash  equivalents,   marketable   securities,
derivative financial instruments and trade receivables.

The company's short-term investments are placed with a wide array of financial institutions with high credit ratings. This diversified investment policy limits the company's exposure both to credit risk and to concentrations of credit risk. Similar standards of diversity and creditworthiness are applied to the company's counterparties in derivative instruments.

The trade receivable balances, reflecting the company's diversified sources of revenue, are dispersed among the company's broad customer base worldwide. As a consequence, concentrations of credit risk are limited. The company routinely assesses the financial strength of its customers. Letters of credit, or negotiated contracts when the financial strength of a customer is not considered sufficient, are the principal securities obtained to support lines of credit.

Fair Value
Fair values are derived either from quoted market prices where available or, in their absence, the present value of the expected cash flows. The fair values reflect the cash that would have been received or paid if the instruments were settled at year-end. At December 31, 1999 and 1998, the fair values of the financial and derivative instruments were:

Long-term debt of $2,449 and $1,403 had estimated fair values of $2,430 and $1,485.

The notional principal amounts of the interest rate swaps totaled $350 and $700, with approximate fair values totaling $11 and $(21). The notional amounts of these and other derivative instruments do not represent assets or liabilities of the company but, rather, are the basis for the settlements under the contract terms.

The company holds cash equivalents and U.S. dollar marketable securities in domestic and offshore portfolios. Eurodollar bonds, floating-rate notes, time deposits and commercial paper are the primary instruments held. Cash equivalents and marketable securities had fair values of $1,762 and $1,206. Of these balances, $1,075 and $362 classified as cash equivalents had average maturities under 90 days, while the remainder, classified as marketable securities, had average maturities of approximately three years and two years.

For other derivatives the contract or notional values were as follows: Crude oil and products futures had net contract values of $143 and $33. Forward exchange contracts had contract values of $123 and $180. Gas swap contracts are based on notional gas volumes of approximately 44 and 67 billion cubic feet. Crude oil swap contracts are based on notional crude volumes of approximately 9 million barrels. Fair values for all of these derivatives were not material in 1999 and 1998. Deferred gains and losses that were accrued on the Consolidated Balance Sheet were not material.

Note 7. SUMMARIZED FINANCIAL DATA - CHEVRON U.S.A. INC.
At December 31, 1999, Chevron U.S.A. Inc. was Chevron's principal operating company, consisting primarily of its U.S. integrated petroleum operations (excluding most of the domestic pipeline operations) and, effective February 1, 1998, the majority of its worldwide petrochemicals operations. In 1999, these operations were conducted primarily by three divisions: Chevron U.S.A. Production Company, Chevron Products Company and Chevron Chemical Company LLC. Summarized financial information for Chevron U.S.A. Inc. and its consolidated subsidiaries is presented below.

                                            Year ended December 31
                                       ---------------------------
                                          1999      1998      1997
Sales and other operating revenues     $28,957   $24,440   $28,130
Total costs and other deductions ...    28,329    24,338    26,354
Net income .........................       885       346     1,484
==================================================================

                                   At December 31
                              -------------------
                                  1999       1998*
-------------------------------------------------
Current assets ....            $ 3,889    $ 3,227
Other assets ......             19,403     18,330
Current liabilities              4,676      3,809
Other liabilities .              8,455      6,541
Net equity ........             10,161     11,207
=================================================
Memo: Total Debt               $ 7,462    $ 3,546

* Certain amounts have been reclassified to conform to current presentation.

The primary cause of the reduction in net equity from 1998 to 1999 was a return of $2,000 of capital to Chevron Corporation in exchange for a loan.

Note 8. SUMMARIZED FINANCIAL DATA - CHEVRON TRANSPORT CORPORATION LIMITED Effective July 1999, Chevron Transport Corporation, a Liberian corporation, was merged into Chevron Transport Corporation Limited (CTC), a Bermuda corporation, which assumed all of the assets and liabilities of

Note 8. SUMMARIZED FINANCIAL DATA - CHEVRON TRANSPORT CORPORATION LIMITED - Continued

Chevron Transport Corporation. CTC is an indirect, wholly owned subsidiary of Chevron Corporation. CTC is the principal operator of Chevron's international tanker fleet and is engaged in the marine transportation of oil and refined petroleum products. Most of CTC's shipping revenue is derived by providing transportation services to other Chevron companies. Chevron Corporation has guaranteed this subsidiary's obligations in connection with certain debt securities where CTC is deemed to be an issuer. In accordance with the Securities and Exchange Commission's disclosure requirements, summarized financial information for CTC and its consolidated subsidiaries is presented below. This information was derived from the financial statements prepared on a stand-alone basis in conformity with generally accepted accounting principles.

During 1999, CTC's parent contributed an additional $62 of paid-in capital. Separate CTC financial statements and other disclosures are omitted, as such information is not material to investors in the debt securities deemed issued by CTC. There were no restrictions on CTC's ability to pay dividends or make loans or advances at December 31, 1999.

                                        Year ended December 31
                                      ------------------------
                                         1999     1998    1997
--------------------------------------------------------------
Sales and other operating revenues..    $ 504    $ 573   $ 544
Total costs and other deductions ...      572      580     557
Net (loss) income ..................      (50)      17      28
==============================================================

                                        At December 31
                                     -----------------
                                      1999        1998
------------------------------------------------------
Current assets .........              $184        $270
Other assets ...........               742         982
Current liabilities.....               580         898
Other liabilities ......               264         284
Net equity .............                82          70
======================================================

Note 9. OPERATING SEGMENTS AND GEOGRAPHIC DATA
Chevron manages its exploration and production; refining, marketing and transportation; and chemicals businesses separately. The company's primary country of operation is the United States, its country of domicile. The remainder of the company's operations is reported as International (outside the United States), since its activities in no other country meet the requirements for separate disclosure.

In February 2000, Chevron and Phillips Petroleum Company signed a letter of intent and exclusivity agreement to combine most of their chemicals businesses in a joint venture. Each company will own 50 percent of the joint venture, which would have had 1999 sales of $6,000 and is expected to have total assets of about $6,000. The combination is subject to final approval of the companies' boards of directors, signing of definitive agreements and regulatory review, all of which are expected to be completed by mid-2000.

Segment Earnings
The company evaluates the performance of its operating segments on an after-tax basis, without considering the effects of debt financing interest expense or investment interest income, both of which are managed by the corporation on a worldwide basis. Corporate administrative costs and assets are not allocated to the operating segments; instead, operating segments are billed only for direct corporate services. Nonbillable costs remain as corporate center expenses.
After-tax segment operating earnings for the years 1999, 1998 and 1997 are presented in the following table.

                                              Year ended December 31
                                      ------------------------------
                                          1999       1998       1997
--------------------------------------------------------------------
EXPLORATION AND PRODUCTION
         United States .............   $   526    $   365    $ 1,001
         International .............     1,093        707      1,252
--------------------------------------------------------------------
TOTAL EXPLORATION
         AND PRODUCTION ............     1,619      1,072      2,253
--------------------------------------------------------------------
REFINING, MARKETING
         AND TRANSPORTATION
         United States .............       357        572        601
         International .............        74         28        298
--------------------------------------------------------------------
TOTAL REFINING, MARKETING
         AND TRANSPORTATION ........       431        600        899
--------------------------------------------------------------------
CHEMICALS
         United States .............        44         79        138
         International .............        65         43         90
--------------------------------------------------------------------
TOTAL CHEMICALS ....................       109        122        228
--------------------------------------------------------------------
TOTAL SEGMENT INCOME ...............     2,159      1,794      3,380
--------------------------------------------------------------------
Interest Expense ...................      (333)      (270)      (189)
Interest Income ....................        21         63         75
Other ..............................       223       (248)       (10)
--------------------------------------------------------------------
         NET INCOME ................   $ 2,070    $ 1,339    $ 3,256
====================================================================
         NET INCOME - UNITED STATES    $   976    $   642    $ 1,622
         NET INCOME - INTERNATIONAL    $ 1,094    $   697    $ 1,634
--------------------------------------------------------------------
         TOTAL NET INCOME ..........   $ 2,070    $ 1,339    $ 3,256
====================================================================

Segment Assets
Segment assets do not include intercompany investments or intercompany receivables. "All Other" assets consist primarily of worldwide cash and marketable securities, company real estate, information systems, and coal mining assets. Segment assets at year-end 1999 and 1998 are as follows.

                                  At December 31
                              ------------------
                                  1999      1998
------------------------------------------------
EXPLORATION AND PRODUCTION
         United States .....   $ 5,566   $ 6,026
         International .....    13,748    10,794
------------------------------------------------
TOTAL EXPLORATION
         AND PRODUCTION ....    19,314    16,820
------------------------------------------------
REFINING, MARKETING
         AND TRANSPORTATION
         United States .....     8,178     8,084
         International .....     3,609     3,559
------------------------------------------------
TOTAL REFINING, MARKETING
         AND TRANSPORTATION     11,787    11,643
------------------------------------------------
CHEMICALS
         United States .....     3,303     3,045
         International .....       923       828
------------------------------------------------
TOTAL CHEMICALS ............     4,226     3,873
------------------------------------------------
TOTAL SEGMENT ASSETS .......    35,327    32,336
------------------------------------------------
ALL OTHER
         United States .....     3,821     2,467
         International .....     1,867     1,737
------------------------------------------------
TOTAL All OTHER ............     5,688     4,204
------------------------------------------------
TOTAL ASSETS - UNITED STATES    20,868    19,622
TOTAL ASSETS - INTERNATIONAL    20,147    16,918
------------------------------------------------
         TOTAL ASSETS ......   $41,015   $36,540
================================================

Note 9. OPERATING SEGMENTS AND GEOGRAPHIC DATA
- Continued

Segment Income Taxes
Segment income tax expenses for the years 1999, 1998 and 1997 are as follows.

                                           Year ended December 31
                                    -----------------------------
                                       1999       1998       1997
-----------------------------------------------------------------
EXPLORATION AND PRODUCTION
         United States ..........   $   266    $   164    $   559
         International ..........     1,341        595      1,488
-----------------------------------------------------------------
TOTAL EXPLORATION
         AND PRODUCTION .........     1,607        759      2,047
-----------------------------------------------------------------
REFINING, MARKETING
         AND TRANSPORTATION
         United States ..........       135        309        346
         International ..........        41         54          6
-----------------------------------------------------------------
TOTAL REFINING, MARKETING
         AND TRANSPORTATION .....       176        363        352
-----------------------------------------------------------------
CHEMICALS
         United States ..........       (13)        25         77
         International ..........        45         14         57
-----------------------------------------------------------------
TOTAL CHEMICALS .................        32         39        134
-----------------------------------------------------------------
         All Other ..............      (237)      (666)      (287)
-----------------------------------------------------------------
         TOTAL INCOME TAX EXPENSE   $ 1,578    $   495    $ 2,246
=================================================================

Segment Sales and Other Operating Revenues
Revenues for the exploration and production segments are derived primarily from the production of crude oil and natural gas. Revenues for the refining, marketing and transportation segments are derived from the refining and marketing of petroleum products such as gasoline, jet fuel, gas oils, kerosene, residual fuel oils and other products derived from crude oil. This segment also generates revenues from the transportation and trading of crude oil and refined products. Chemicals segment revenues are derived from the manufacture and sale of petrochemicals, plastic resins, and lube oil and fuel additives.

"All Other" activities include corporate administrative costs, worldwide cash management and debt financing activities, coal mining operations, insurance operations, and real estate activities.

Reportable operating segment sales and other operating revenues, including internal transfers, for the years 1999, 1998 and 1997 are presented in the table that follows. Sales from the transfer of products between segments are at estimated market prices.

                                                                      Year ended December 31
                                                             -------------------------------
                                                                1999       1998(1)      1997(1)
--------------------------------------------------------------------------------------------
EXPLORATION AND PRODUCTION
United States
         Crude oil ......................................    $     -     $     -     $    (3)
         Natural gas ....................................      1,578       1,599       1,978
         Natural gas liquids ............................        159         128         185
         Other ..........................................          8          12          20
         Intersegment ...................................      1,985       1,453       4,362
                                                            --------------------------------
         Total United States ............................      3,730       3,192       6,542
--------------------------------------------------------------------------------------------
International
         Refined products ...............................          2           1           2
         Crude oil ......................................      2,586       1,761       2,790
         Natural gas ....................................        678         505         590
         Natural gas liquids ............................        116          89         170
         Other ..........................................        205         130         116
         Intersegment ...................................      2,876       1,984       2,810
                                                            --------------------------------
         Total International ............................      6,463       4,470       6,478
--------------------------------------------------------------------------------------------
                  TOTAL EXPLORATION
                           AND PRODUCTION ...............     10,193       7,662      13,020
--------------------------------------------------------------------------------------------
REFINING, MARKETING
         AND TRANSPORTATION
United States
         Refined products ...............................     12,765      10,148      12,586
         Crude oil ......................................      3,618       2,971       4,531
         Natural gas liquids ............................        133         100         158
         Other ..........................................        654         622         592
         Excise taxes ...................................      3,702       3,503       3,386
         Intersegment ...................................        366         216         313
                                                            --------------------------------
         Total United States ............................     21,238      17,560      21,566
--------------------------------------------------------------------------------------------
International
         Refined products ...............................        975       1,312       2,998
         Crude oil ......................................      3,874       3,049       3,978
         Natural gas liquids ............................         24           5          40
         Other ..........................................        248         299         390
         Excise taxes ...................................        178         213       2,188
         Intersegment ...................................         16          20          15
                                                            --------------------------------
         Total International ............................      5,315       4,898       9,609
--------------------------------------------------------------------------------------------
                  TOTAL REFINING, MARKETING
                           AND TRANSPORTATION ...........     26,553      22,458      31,175
--------------------------------------------------------------------------------------------
CHEMICALS
United States
         Products .......................................      2,794       2,468       2,933
         Excise taxes ...................................          2           2           -
         Intersegment ...................................        162         121         112
                                                            --------------------------------
         Total United States ............................      2,958       2,591       3,045
--------------------------------------------------------------------------------------------
International
         Products .......................................        715         568         559
         Other ..........................................         35          18          28
         Excise taxes ...................................         28          38          13
         Intersegment ...................................          1           1           2
                                                            --------------------------------
         Total International ............................        779         625         602
--------------------------------------------------------------------------------------------
                  TOTAL CHEMICALS .......................      3,737       3,216       3,647
--------------------------------------------------------------------------------------------
ALL OTHER
United States - Coal ....................................        360         399         359
United States - Other ...................................          8          (1)          8
International ...........................................          3           4           1
Intersegment - United States ............................         55          52          47
Intersegment - International ............................          4           2           -
--------------------------------------------------------------------------------------------
                  TOTAL ALL OTHER .......................        430         456         415
--------------------------------------------------------------------------------------------
Sales and Other Operating Revenues
         - United States ................................     28,349      23,793      31,567
         - International ................................     12,564       9,999      16,690
--------------------------------------------------------------------------------------------
Total Segment Sales and
         Other Operating Revenues .......................     40,913      33,792      48,257
--------------------------------------------------------------------------------------------
Elimination of Intersegment Sales .......................     (5,465)     (3,849)     (7,661)
--------------------------------------------------------------------------------------------
Total Sales and
         Other Operating Revenues .......................    $35,448     $29,943     $40,596
============================================================================================

(1) Certain amounts have been restated to conform to the 1999 presentation

Other Segment Information
Investments in and earnings from affiliated companies are included in the segments in which the affiliates operate. Dynegy Inc. is included in U.S. exploration and production; P.T. Caltex Pacific Indonesia (CPI) and Tengizchevroil (TCO) are included in International exploration and production; and Caltex Corporation is included in International refining, marketing and transportation. The company's other affiliates are not material to any segment's assets or results of operations. Information on equity affiliates, including carrying value and equity earnings, is included in Note 12.

Additions to long-lived assets and depreciation expense, by operating segment, are included in Note 13.

Note 10. LITIGATION
The company is a party, along with other oil companies, to numerous lawsuits and claims, including actions challenging oil and gas royalty and severance tax payments based on posted prices, and actions related to the use of the chemical MTBE in certain oxygenated gasolines. In some of these actions, plaintiffs may seek to recover large and sometimes unspecified amounts. In others, the plaintiffs may seek to have the company perform specific actions, including remediation of alleged damages. These matters may remain unresolved for several years, and it is not practical to estimate a range of possible loss. Although losses could be material with respect to earnings in any given period, management believes that resolution of these matters will not result in any significant liability to the company in relation to its consolidated financial position or have a significant effect on its liquidity.

In a lawsuit in Los Angeles, Calif., brought in 1995, the company and five other oil companies are contesting the validity of a patent granted to Unocal Corporation (Unocal) for certain types of reformulated gasoline, which the company sells in California during certain months of the year. The first two phases of the trial were concluded in 1997, with the jury upholding the validity of the patent and assessing damages at the rate of 5.75 cents per gallon of gasoline produced in infringement of the patent between March 1 and July 1, 1996. In the third phase of the trial, the judge heard evidence to determine if the patent was enforceable. In 1998, the judge ruled the patent was enforceable. The defendants filed an appeal in January 1999 and oral arguments were made before the court in July 1999. While the ultimate outcome of this matter cannot be determined with certainty, the company believes Unocal's patent is invalid and any unfavorable rulings should be reversed upon appeal. Unocal also has filed for additional patents for alternate formulations. Should the jury's finding and Unocal's patent ultimately be upheld, the company's financial exposure includes royalties, plus interest, for past production of gasoline that is ruled to have infringed the applicable patent and royalty payments for any future production of gasoline that infringes this patent. The effect of unfavorable rulings with respect to future reformulated gasoline production would depend on the availability of alternate formulations and the industry's ability to recover additional costs of production through prices charged to its customers. The company believes that its ultimate exposure in this matter will not materially affect its financial position or liquidity, although the costs of resolution of any unfavorable ruling could be material with respect to earnings in any given period.

Note 11. LEASE COMMITMENTS
Certain noncancelable leases are classified as capital leases, and the leased assets are included as part of "Properties, plant and equipment." Other leases are classified as operating leases and are not capitalized. Details of the capitalized leased assets are as follows.

                                               At December 31
                                        ---------------------
                                                1999     1998
-------------------------------------------------------------
Exploration and Production  ..........         $  86    $   5
Refining, Marketing and Transportation           779      757
-------------------------------------------------------------
         Total .......................           865      762
Less: accumulated amortization .......           425      398
-------------------------------------------------------------
Net capitalized leased assets ........         $ 440    $ 364
=============================================================

Rental expenses incurred for operating leases during 1999, 1998 and 1997 were as follows.

                                                Year ended December 31
                                 -------------------------------------
                                    1999           1998           1997
----------------------------------------------------------------------
Minimum rentals ............        $465           $503           $443
Contingent rentals .........           3              5              5
----------------------------------------------------------------------
         Total .............         468            508            448
Less: sublease rental income           3              3              5
----------------------------------------------------------------------
Net rental expense .........        $465           $505           $443
======================================================================

At December 31, 1999, the future minimum lease payments under operating and capital leases are as follows.


                                              At December 31
                                  --------------------------
                                    Operating        Capital
                                       Leases         Leases
------------------------------------------------------------
               Year
               2000                    $  157         $   81
               2001                       180             77
               2002                       180             72
               2003                       178            103
               2004                       177             46
Thereafter                                312            889
------------------------------------------------------------
Total                                  $1,184          1,268
=============================================
  Less: amounts representing interest
           and executory costs                           625
------------------------------------------------------------
  Net present values                                     643
  Less: capital lease obligations
           included in short-term debt                   332
------------------------------------------------------------
  Long-term capital lease obligations                 $  311
============================================================
  Future sublease rental income        $    1         $    -
============================================================

Contingent rentals are based on factors other than the passage of time, principally sales volumes at leased service stations. Certain leases include escalation clauses for adjusting rentals to reflect changes in price indices, renewal options ranging from one to 25 years, and/or options to purchase the leased property during or at the end of the initial lease period for the fair market value at that time.

Note 12. INVESTMENTS AND ADVANCES
Chevron owns 50 percent each of P.T. Caltex Pacific Indonesia, an exploration and production company operating in Indonesia; Caltex Corporation, which, through its subsidiaries and affiliates, conducts refining and marketing activities in Asia, Africa, the Middle East, Australia and New Zealand; and
American Overseas Petroleum Limited, which, through its subsidiary, manages certain of the company's operations in Indonesia. These companies and their subsidiaries and affiliates are collectively called the Caltex Group.

Tengizchevroil (TCO) is a joint venture formed in 1993 to develop the Tengiz and Korolev oil fields in Kazakhstan over a 40-year period. Chevron's ownership was reduced from 50 percent to 45 percent in April 1997 through a sale of a portion of its interest. The company has an obligation of $420, payable to the Republic of Kazakhstan upon the attainment of a dedicated export system with the capability of the greater of 260,000 barrels of oil per day or TCO's production capacity. This amount was included in the value of the investment, as the company believed at the time, and continues to believe, that its payment is beyond a reasonable doubt given the original intent and continuing commitment of both parties to realizing the full potential of the venture over its 40-year life.

Chevron owns 28 percent of Dynegy Inc., a gatherer, processor, transporter and marketer of energy products in North America and the United Kingdom. These products include natural gas, natural gas liquids, crude oil and electricity. The market value of Chevron's shares of Dynegy common stock at December 31, 1999, was $1,133 based on quoted closing market prices. In February 2000, Dynegy completed a merger with Illinova Corporation, an energy services holding company in Illinois. Chevron increased its investment by $200 to maintain a 28 percent ownership in the merged company.

The company received dividends and distributions of $268, $254 and $335 in 1999, 1998 and 1997, respectively, including $212, $167 and $207 from the Caltex Group. During 1998, Dynegy repaid a $155 loan from Chevron, which is reflected as a decrease in the company's investment in the affiliate.

The company's transactions with affiliated companies are summarized in the table that follows. These are primarily for the purchase of Indonesian crude oil from CPI, the sale of crude oil and products to Caltex Corporation's refining and marketing companies, the sale of natural gas to Dynegy, and the purchase of natural gas and natural gas liquids from Dynegy.

"Accounts and notes receivable" in the Consolidated Balance Sheet include $277 and $156 at December 31, 1999 and 1998, respectively, of amounts due from affiliated companies. "Accounts payable" include $53 and $41 at December 31, 1999 and 1998, respectively, of amounts due to affiliated companies.

                                             Year ended December 31
                                         --------------------------
                                             1999     1998     1997
-------------------------------------------------------------------
Sales to Caltex Group ..................   $  687   $  772   $1,335
Sales to Dynegy Inc. ...................    1,407    1,307    1,822
Sales to Fuel & Marine Marketing LLC* ..      234       22        -
Sales to other affiliates ..............       12        4        8
-------------------------------------------------------------------
         Total sales to affiliates  ....   $2,340   $2,105   $3,165
===================================================================
Purchases from Caltex Group ............   $  867   $  681   $  932
Purchases from Dynegy Inc. .............      785      642      854
Purchases from other affiliates ........        6        2       16
-------------------------------------------------------------------
         Total purchases from affiliates   $1,658   $1,325   $1,802
===================================================================

* Affiliate formed in November 1998 owned 31 percent by Chevron.

Equity in earnings, together with investments in and advances to companies accounted for using the equity method, and other investments accounted for at or below cost, are as follows.

                              Investments and Advances          Equity in Earnings
                             -----------------------------------------------------
                                        At December 31      Year ended December 31
                             -----------------------------------------------------
                                    1999          1998     1999     1998      1997*
----------------------------------------------------------------------------------
  Exploration and Production
    Tengizchevroil ........       $1,722        $1,455   $  177   $   60    $  169
    Caltex Group ..........          455           452      139      107       171
    Dynegy Inc. ...........          351           265       51       49       (17)
    Other .................          198           134       32        4        13
----------------------------------------------------------------------------------
    Total Exploration
             and Production        2,726         2,306      399      220       336
----------------------------------------------------------------------------------
  Refining, Marketing and Transportation
    Caltex Group ..........        1,683         1,751       56      (36)      252
    Other .................          379           124       70       24        57
----------------------------------------------------------------------------------
    Total Refining,
             Marketing and
             Transportation        2,062         1,875      126      (12)      309
----------------------------------------------------------------------------------
  Chemicals ...............          145           135        1        -        25
  All Other ...............           31            74        -       20        18
----------------------------------------------------------------------------------
    Total Equity Method ...       $4,964        $4,390   $  526   $  228    $  688
----------------------------------------------------------------------------------
  Other at or Below Cost ..          267           214
    Total Investments and
             Advances  ....       $5,231        $4,604
==================================================================================

* Reclassified to conform to the 1998 presentation.

The following tables summarize the combined financial information for the Caltex Group and all of the other equity-method companies, together with Chevron's share. Amounts shown for the affiliates are 100 percent.


                                                  Caltex Group              Other Affiliates               Chevron's Share
                                  ----------------------------------------------------------------------------------------
Year ended December 31                1999      1998*     1997*     1999      1998      1997      1999      1998*     1997*
--------------------------------------------------------------------------------------------------------------------------
Total revenues .................   $14,915   $11,506   $15,699   $20,645   $16,842   $16,574   $13,660   $11,194   $12,717
Total costs and other deductions    14,134    10,986    14,489    19,805    16,430    15,770    12,863    10,672    11,789
Net income .....................       390       143       846       610       295       556       526       228       688
==========================================================================================================================

                                                  Caltex Group              Other Affiliates               Chevron's Share
                                  ----------------------------------------------------------------------------------------
At December 31 .................      1999      1998      1997      1999      1998      1997      1999      1998      1997
--------------------------------------------------------------------------------------------------------------------------
Current assets .................   $ 4,928   $ 1,974   $ 2,521   $ 4,640   $ 3,326   $ 3,232   $ 3,962   $ 2,015   $ 2,289
Other assets ...................     5,381     7,683     7,193    10,255     8,868     6,713     6,009     6,663     5,971
Current liabilities ............     3,395     2,840     2,991     3,709     2,723     2,565     2,665     2,162     2,232
Other liabilities ..............     2,638     2,420     2,131     8,362     7,147     5,448     2,342     2,126     1,740
Net equity .....................     4,276     4,397     4,592     2,824     2,324     1,932     4,964     4,390     4,288
==========================================================================================================================

*Caltex "Total revenues" and "Total costs and other deductions" have been reclassified to net certain offsetting trading sale and purchase contracts. The reclassifications conform to the 1999 presentation and have no impact on net income.

Note 13. PROPERTIES, PLANT AND EQUIPMENT

                                                                 At December 31                          Year ended December 31
                           ----------------------------------------------------  ----------------------------------------------
                              Gross Investment at Cost           Net Investment     Additions at Cost(1)   Depreciation Expense
                           --------------------------- ------------------------  ----------------------  ----------------------
                                 1999    1998     1997     1999    1998    1997    1999    1998    1997    1999    1998    1997
-------------------------------------------------------------------------------------------------------------------------------
Exploration and Production
United States                 $17,947 $18,372  $18,104   $4,709  $5,237  $5,052  $  710  $1,000  $1,166  $1,130   $ 818   $ 887
International                  15,876  12,755   11,752    9,465   7,148   6,691   3,251   1,221   1,310     851     730     634
-------------------------------------------------------------------------------------------------------------------------------
Total Exploration
 and Production                33,823  31,127   29,856   14,174  12,385  11,743   3,961   2,221   2,476   1,981   1,548   1,521
-------------------------------------------------------------------------------------------------------------------------------
Refining, Marketing
 and Transportation
United States                  12,025  11,793   11,378    6,196   6,268   6,186     515     665     538     478     483     464
International                   1,838   2,005    2,063    1,030   1,139   1,210      30      50      57      79      81     111
-------------------------------------------------------------------------------------------------------------------------------
Total Refining, Marketing
 and Transportation            13,863  13,798   13,441    7,226   7,407   7,396     545     715     595     557     564     575
-------------------------------------------------------------------------------------------------------------------------------
Chemicals
United States                   3,689   3,436    3,039    2,354   2,211   1,931     326     385     470     174     109      92
International                     714     662      549      453     414     309      59     116     157      19      10      12
-------------------------------------------------------------------------------------------------------------------------------
Total Chemicals                 4,403   4,098    3,588    2,807   2,625   2,240     385     501     627     193     119     104
-------------------------------------------------------------------------------------------------------------------------------
All Other(2)                    2,123   2,314    2,348    1,110   1,312   1,292     103     202     110     135      89     100
-------------------------------------------------------------------------------------------------------------------------------
Total United States            35,783  35,915   34,867   14,369  15,028  14,461   1,654   2,252   2,284   1,917   1,499   1,543
Total International            18,429  15,422   14,366   10,948   8,701   8,210   3,340   1,387   1,524     949     821     757
-------------------------------------------------------------------------------------------------------------------------------
Total                         $54,212  $51,337 $49,233  $25,317 $23,729 $22,671  $4,994  $3,639  $3,808  $2,866  $2,320  $2,300
===============================================================================================================================

(1) Net of dry hole expense related to prior years' expenditures of $126, $40 and $31 in 1999, 1998 and 1997, respectively.
(2) Primarily coal and real estate assets and management information systems.

Note 14. TAXES

                                                   Year ended December 31
                                              ---------------------------
                                                   1999     1998     1997
-------------------------------------------------------------------------
Taxes other than on income
         United States
                  Excise taxes on products
                           and merchandise       $3,704   $3,505   $3,386
                  Property and other
                           miscellaneous taxes      272      262      274
                  Payroll taxes ..............      119      129      123
                  Taxes on production ........       94       92      118
-------------------------------------------------------------------------
                           Total United States    4,189    3,988    3,901
-------------------------------------------------------------------------
         International
                  Excise taxes on products
                           and merchandise ...      206      251    2,201
                  Property and other
                           miscellaneous taxes      145      137      185
                  Payroll taxes ..............       32       26       23
                  Taxes on production ........       14        9       10
-------------------------------------------------------------------------
                           Total International      397      423    2,419
-------------------------------------------------------------------------
Total taxes other than on income .............   $4,586   $4,411   $6,320
=========================================================================

U.S. federal income tax expense was reduced by $89, $84 and $93 in 1999, 1998 and 1997, respectively, for low-income housing and other business tax credits.

In 1999, before-tax income, including related corporate and other charges, for U.S. operations was $1,254, compared with $728 in 1998 and $2,054 in 1997. For international operations, before-tax income was $2,394, $1,106 and $3,448 in 1999, 1998 and 1997, respectively.

The deferred income tax provisions included costs of $788, $470 and $304 related to properties, plant and equipment in 1999, 1998 and 1997, respectively.

                                                          Year ended December 31
                                                  ------------------------------
                                                      1999       1998       1997
--------------------------------------------------------------------------------
Taxes on income
         U.S. federal
                  Current   ....................   $   135    $  (176)   $   369
                  Deferred .....................       145         71        357
         State and local .......................       (14)        20         81
--------------------------------------------------------------------------------
                           Total United States .       266        (85)       807
--------------------------------------------------------------------------------
         International
                  Current ......................     1,231        385      1,174
                  Deferred .....................        81        195        265
--------------------------------------------------------------------------------
                           Total International .     1,312        580      1,439
--------------------------------------------------------------------------------
                           Total taxes on income   $ 1,578    $   495    $ 2,246
================================================================================

The company's effective income tax rate varied from the U.S. statutory federal income tax rate because of the following.

                                                            Year ended December 31
                                                     -----------------------------
                                                        1999       1998       1997
----------------------------------------------------------------------------------
Statutory U.S. federal income tax rate ..........       35.0%      35.0%      35.0%
Effect of income taxes from international
         operations in excess of taxes at the
         U.S. statutory rate ....................       15.6        7.6        9.6
State and local taxes on income, net
         of U.S. federal income tax benefit             (0.2)       0.2        1.3
Prior-year tax adjustments  .....................          -       (4.5)      (0.3)
Tax credits .....................................       (2.4)      (4.6)      (1.7)
Other ...........................................       (2.2)      (6.4)      (1.7)
----------------------------------------------------------------------------------
                  Consolidated companies ........       45.8       27.3       42.2
Effect of recording equity in income
         of certain affiliated companies
         on an after-tax basis ..................       (2.5)      (0.3)      (1.4)
----------------------------------------------------------------------------------
                  Effective tax rate ............       43.3%      27.0%      40.8%
==================================================================================

The increase in the 1999 effective tax rate from the prior year is primarily due to increased foreign taxes on higher foreign earnings in 1999 compared with 1998. Additional increases in the effective tax rate in 1999 were from tax credits as a smaller proportion of before-tax income in 1999 than 1998 and from less beneficial prior-period tax adjustments on the 1998 tax return compared with the 1997 tax return. The other effects on the 1999 effective tax rate include settlement of outstanding issues, utilization of additional capital loss benefits and permanent differences. These factors were slightly offset by the effect of lower taxable income received from equity affiliates in 1999.

The company records its deferred taxes on a tax-jurisdiction basis and classifies those net amounts as current or noncurrent based on the balance sheet classification of the related assets or liabilities.

At  December  31,  1999  and  1998,   deferred  taxes  were  classified  in  the
Consolidated Balance Sheet as follows.


                                                At December 31
                                           -------------------
                                               1999       1998
--------------------------------------------------------------
Prepaid expenses and other current assets   $  (546)   $   (30)
Deferred charges and other assets .......      (195)      (264)
Federal and other taxes on income .......         1          -
Noncurrent deferred income taxes ........     5,010      3,645
--------------------------------------------------------------
         Total deferred income taxes, net   $ 4,270    $ 3,351
==============================================================

The reported deferred tax balances are composed of the following deferred tax liabilities (assets).


                                                     At December 31
                                          -------------------------
                                             1999              1998
-------------------------------------------------------------------
Properties, plant and equipment .......   $ 5,800           $ 5,150
Inventory .............................       149               144
Miscellaneous .........................       190               184
-------------------------------------------------------------------
         Total deferred tax liabilities     6,139             5,478
-------------------------------------------------------------------
Abandonment/environmental reserves ....      (611)             (774)
Employee benefits .....................      (611)             (592)
AMT/other tax credits .................      (588)             (354)
Other accrued liabilities .............      (195)             (408)
Miscellaneous .........................      (316)             (294)
-------------------------------------------------------------------
         Total deferred tax assets ....    (2,321)           (2,422)
-------------------------------------------------------------------
Deferred tax assets valuation allowance       452               295
-------------------------------------------------------------------
         Total deferred taxes, net ....   $ 4,270           $ 3,351
===================================================================


It is the company's policy for subsidiaries included in the U.S. consolidated tax return to record income tax expense as though they filed separately, with the parent recording the adjustment to income tax expense for the effects of consolidation.

Undistributed earnings of international consolidated subsidiaries and affiliates for which no deferred income tax provision has been made for possible future remittances totaled approximately $4,602 at December 31, 1999. Substantially all of this amount represents earnings reinvested as part of the company's ongoing business. It is not practical to estimate the amount of taxes that might be payable on the eventual remittance of such earnings. On remittance, certain countries impose withholding taxes that, subject to certain limitations, are then available for use as tax credits against a U.S. tax liability, if any. The company estimates withholding taxes of approximately $187 would be payable upon remittance of these earnings.

Note 15. SHORT-TERM DEBT
Redeemable long-term obligations consist primarily of tax-exempt variable-rate put bonds that are included as current liabilities because they become redeemable at the option of the bondholders during the year following the balance sheet date.

The company has entered into interest rate swaps on a portion of its short-term debt. At December 31, 1999 and 1998, the company had swapped notional amounts of $350 and $700 of floating rate debt to fixed rates. The effect of these swaps on the company's interest expense was not material.

                                                            At December 31
                                                --------------------------
                                                    1999              1998
--------------------------------------------------------------------------
Commercial paper(1) ..........................   $ 5,265           $ 4,875
Current maturities of long-term debt .........       127               123
Current maturities of long-term capital leases        35                33
Redeemable long-term obligations
         Long-term debt ......................       301               301
         Capital leases ......................       297               273
Notes payable(2)..............................       134               285
--------------------------------------------------------------------------
         Subtotal(3)..........................     6,159             5,890
Reclassified to long-term debt ...............    (2,725)           (2,725)
--------------------------------------------------------------------------
         Total short-term debt ...............   $ 3,434           $ 3,165
==========================================================================

(1) Weighted-average interest rates at December 31, 1999 and 1998, were 6.0 percent and 5.6 percent, respectively, including the effect of interest rate swaps.
(2) Includes $10 guarantee of ESOP debt.
(3) Weighted-average interest rates at December 31, 1999 and 1998, were 5.8 percent for both years, including the effect of interest rate swaps.

Note 16. LONG-TERM DEBT
Chevron has three "shelf" registrations on file with the Securities and Exchange Commission that together would permit the issuance of $2,800 of debt securities pursuant to Rule 415 of the Securities Act of 1933.

At year-end 1999, the company had $4,750 of committed credit facilities with banks worldwide, $2,725 of which had termination dates beyond one year. The facilities support the company's commercial paper borrowings. Interest on borrowings under the terms of specific agreements may be based on the London Interbank Offered Rate, the Reserve Adjusted Domestic Certificate of Deposit Rate, or bank prime rate. No amounts were outstanding under these credit agreements during the year or at year-end.

At December 31, 1999 and 1998, the company classified $2,725 of short-term debt as long-term. Settlement of these obligations is not expected to require the use of working capital in 2000 as the company has both the intent and ability to refinance this debt on a long-term basis.

Consolidated long-term debt maturing in each of the five years after December 31, 1999, is as follows: 2000-$127, 2001-$285, 2002-$172, 2003-$184 and
2004-$1,134.

                                                          At December 31
                                                    --------------------
                                                         1999       1998
------------------------------------------------------------------------
8.11% amortizing notes due 2004(1) ................   $   620    $   690
6.625% notes due 2004 .............................       495          -
7.327% amortizing notes due 2014(2)................       430          -
7.45% notes due 2004 ..............................       349        349
7.61% amortizing bank loans due 2003 ..............       143        172
LIBOR-based bank loan due 2001 ....................       134        100
7.677% notes due 2016(2)...........................        90          -
7.627% notes due 2015(2)...........................        80          -
6.92% bank loans due 2005 .........................        51         51
6.98% bank loans due 2004(2).......................        25          -
6.22% notes due 2001(2)............................        10          -
Other foreign currency obligations (6.0%)(3).......        75         94
Other long-term debt (6.6%)(3).....................        74         70
------------------------------------------------------------------------
         Total including debt due within one year .     2,576      1,526
                  Debt due within one year ........      (127)      (123)
                  Reclassified from short-term debt     2,725      2,725
------------------------------------------------------------------------
Total long-term debt ..............................   $ 5,174    $ 4,128
========================================================================

(1) Debt assumed from ESOP in 1999.
(2) Guarantee of ESOP debt.
(3) Less than $50 individually; weighted-average interest rates at December 31, 1999.

Note 17. OTHER COMPREHENSIVE INCOME
The components of changes in other comprehensive income and the related tax effects are shown below.

                                                Year ended December 31
                                             -------------------------
                                                1999     1998     1997
----------------------------------------------------------------------
Currency translation adjustment
         Before-tax change  ................   $ (43)   $  (1)   $(173)
         Tax benefit (expense) .............       -        -        -
                                               ------------------------
         Change, net of tax ................     (43)      (1)    (173)

Unrealized holding gain (loss) on securities
         Before-tax change .................      60        3       (4)
         Tax benefit (expense) .............     (31)       -        -
                                               ------------------------
         Change, net of tax ................      29        3       (4)

Minimum pension liability adjustment
         Before-tax change .................     (16)     (24)       6
         Tax benefit (expense) .............       5        9       (2)
                                               ------------------------
         Change, net of tax ................     (11)     (15)       4
----------------------------------------------------------------------
TOTAL OTHER COMPREHENSIVE INCOME
         Before-tax change   ...............   $   1    $ (22)   $(171)
         Tax benefit (expense) .............     (26)       9       (2)
                                               ------------------------
         Change, net of tax ................   $ (25)   $ (13)   $(173)
=======================================================================


Note 18. EMPLOYEE BENEFIT PLANS

Pension Plans
The company has defined benefit pension plans for most employees and provides for certain health care and life insurance plans for active and qualifying retired employees. The company's policy is to fund the minimum necessary to satisfy requirements of the Employee Retirement Income Security Act for the company's pension plans. The company's annual contributions for medical and dental benefits are limited to the lesser of actual medical claims or a defined fixed per-capita amount. Life insurance benefits are paid by the company, and annual contributions are based on actual plan experience. Nonfunded pension and postretirement benefits are paid directly when incurred; accordingly, these payments are not reflected as changes in Plan assets in the table below.

The status of the company's pension plans and other postretirement benefit plans for 1999 and 1998 is as follows.

                                                      Pension Benefits       Other Benefits
                                                  -----------------------------------------
                                                      1999        1998      1999       1998
-------------------------------------------------------------------------------------------
Change in benefit obligation
Benefit obligation at January 1 ................   $ 4,278     $ 4,069   $ 1,468    $ 1,362
         Service cost ..........................        99         113        21         19
         Interest cost .........................       274         275        96         93
         Plan participants' contributions ......         1           1         -          -
         Plan amendments .......................        60           -         -          -
         Actuarial (gain) loss .................      (106)        248      (112)        72
         Foreign currency exchange
                  rate changes .................       (33)        (10)        -          -
         Benefits paid .........................      (801)       (418)      (81)       (78)
         Special termination
                  benefits .....................       205           -         -          -
                                                 ------------------------------------------
Benefit obligation
         at December 31 ........................     3,977       4,278     1,392      1,468
-------------------------------------------------------------------------------------------
Change in plan assets
Fair value of plan assets
         at January 1 ..........................     4,741       4,454         -          -
         Actual return on plan assets ..........       720         675         -          -
         Foreign currency exchange
                  rate changes .................       (25)         (6)        -          -
         Employer contribution .................        10          11         -          -
         Plan participants' contribution .......         1           1         -          -
         Benefits paid .........................      (774)       (394)        -          -
                                                 ------------------------------------------
Fair value of plan assets
         at December 31 ........................     4,673       4,741         -          -
-------------------------------------------------------------------------------------------
Funded status ..................................       696         463    (1,392)    (1,468)
         Unrecognized net actuarial gain .......      (480)       (155)     (160)       (46)
         Unrecognized prior-service cost .......       124          88         -          -
         Unrecognized net transitional
                  assets .......................       (44)        (85)        -          -
-------------------------------------------------------------------------------------------
Total recognized at December 31 ................   $   296     $   311   $(1,552)   $(1,514)
===========================================================================================
Amounts recognized in the
         Consolidated Balance Sheet
         at December 31
                  Prepaid benefit cost .........   $   495     $   524   $     -    $     -
                  Accrued benefit liability ....      (298)       (298)   (1,552)    (1,514)
                  Intangible asset .............        10          12         -          -
                  Accumulated other
                         comprehensive income(1)        89          73         -          -
                                                 ------------------------------------------
Net amount recognized ..........................   $   296     $   311   $(1,552)   $(1,514)
===========================================================================================
Weighted-average assumptions
         as of December 31
                  Discount rate ................       7.6%        6.7%      7.8%       6.8%
                  Expected return on plan assets       9.7%        9.1%        -          -
                  Rate of compensation increase        4.5%        4.6%      4.5%       4.5%
===========================================================================================

(1) Accumulated other comprehensive income includes deferred income tax of $31 and $26 in 1999 and 1998, respectively.

For measurement purposes, separate health care cost-trend rates were used for pre-age 65 and post-age 65 retirees. The 2000 annual rates of change were assumed to be 5.2 percent and 9.7 percent, respectively, before gradually converging to the average ultimate rate of 5.0 percent in 2021 for both pre-age 65 and post-age 65. A one-percentage-point change in the assumed health care rates would have had the following effects.

                                       One-Percentage-  One-Percentage-
                                       Point Increase   Point Decrease
-----------------------------------------------------------------------
Effect on total service and interest
 cost components                               $  17            $ (19)
Effect on postretirement benefit
 obligation                                    $ 129            $(107)
=======================================================================

The components of net periodic benefit cost for 1999, 1998 and 1997 were:

                                      Pension Benefits           Other Benefits
                               ------------------------------------------------
                                1999     1998     1997     1999    1998    1997
-------------------------------------------------------------------------------
Service cost ...............   $  99    $ 113    $ 106    $  21   $  19   $  17
Interest cost ..............     274      275      274       96      93      90
Expected return on
         plan assets .......    (394)    (397)    (371)       -       -       -
Amortization of
         transitional assets     (35)     (38)     (40)       -       -       -
Amortization of prior-
         service costs .....      16       14       14        -       -       -
Recognized actuarial
         losses (gains) ....       1        4        4        2      (5)    (11)
Settlement gains ...........    (104)     (11)     (29)       -       -       -
Curtailment losses .........       7        -        -        -       -       -
Special termination
         benefit recognition     205        -       13        -       -       -
                               ------------------------------------------------
Net periodic benefit cost      $  69    $ (40)   $ (29)   $ 119   $ 107   $  96
===============================================================================

The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for pension plans with accumulated benefit obligations in excess of plan assets were $428, $368 and $80, respectively, at December 31, 1999, and $408, $364 and $87, respectively at December 31, 1998.

Profit Sharing/Savings Plan
Eligible employees of the company and certain of its subsidiaries who have completed one year of service may participate in the Profit Sharing/Savings Plan. Charges to expense for the profit sharing part of the Profit Sharing/Savings Plan were $86, $60 and $79 in 1999, 1998 and 1997, respectively. Commencing in October 1997, the company's Savings Plus Plan contributions are being funded with leveraged ESOP shares.

Employee Stock Ownership Plan (ESOP)
In December 1989, the company established a leveraged ESOP as part of the Profit Sharing/Savings Plan. The ESOP Trust Fund borrowed $1,000 and purchased 28.2 million previously unissued shares of the company's common stock. In June 1999, the ESOP borrowed $25 at 6.98 percent interest, using the proceeds to pay interest due on the existing ESOP debt. In July 1999, the company's leveraged ESOP issued notes of $620 at an average interest rate of 7.42 percent, guaranteed by Chevron Corporation. The debt proceeds were paid to Chevron Corporation in exchange for Chevron's assumption of the existing 8.11 percent ESOP long-term debt of $620 million. The ESOP provides a partial prefunding of the company's future commitments to the Profit Sharing/Savings Plan, which will result in annual income tax savings for the company.

As permitted by AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans," the company has elected to continue its practices, which are based on Statement of Position 76-3, "Accounting Practices for Certain Employee Stock Ownership Plans" and subsequent consensus of the Emerging Issues Task Force of the Financial Accounting Standards Board. Accordingly, the debt of the ESOP is recorded as debt, and shares pledged as collateral are reported as deferred compensation in the Consolidated Balance Sheet and Statement of Stockholders' Equity. The company reports compensation expense equal to the ESOP debt principal repayments less dividends received by the ESOP. Interest incurred on the ESOP debt is recorded as interest expense. Dividends paid on ESOP shares are reflected as a reduction of retained earnings. All ESOP shares are considered outstanding for earnings-per-share computations.

The company recorded expense for the ESOP of $84, $58 and $53 in 1999, 1998 and 1997, respectively, including $49, $56 and $61 of interest expense related to the ESOP debt. All dividends paid on the shares held by the ESOP are used to service the ESOP debt. The dividends used were $33, $57 and $57 in 1999, 1998 and 1997, respectively.

The company made contributions to the ESOP of $64, $60 and $55 in 1999, 1998 and 1997, respectively, to satisfy ESOP debt service in excess of dividends received by the ESOP. The ESOP shares were pledged as collateral for its debt. Shares are released from a suspense account and allocated to the accounts of Plan participants, based on the debt service deemed to be paid in the year in proportion to the total of current year and remaining debt service. The charge (credit) to compensation expense was $36, $2 and $(8) in 1999, 1998 and 1997, respectively. The ESOP shares as of December 31, 1999 and 1998, were as follows.

Thousands                    1999     1998
------------------------------------------
Allocated shares           10,785   10,819
Unallocated shares         12,963   14,087
------------------------------------------
Total ESOP shares          23,748   24,906
==========================================

Management Incentive Plans
The company has two incentive plans, the Management Incentive Plan (MIP) and the Long-Term Incentive Plan (LTIP) for officers and other regular salaried employees of the company and its subsidiaries who hold positions of significant responsibility. The MIP is an annual cash incentive plan that links awards to performance results of the prior year. The cash awards may be deferred by conversion to stock units or, beginning with awards deferred in 1996, stock units or other investment fund alternatives. Awards under the LTIP may take the form of, but are not limited to, stock options, restricted stock, stock units and nonstock grants. Charges to expense for the combined man-
agement incentive plans, excluding expense related to LTIP stock options, which is discussed in Note 19, "Stock Options," were $41, $28 and $55 in 1999, 1998 and 1997, respectively.

Chevron Success Sharing
The company has a program that provides eligible employees with an annual cash bonus if the company achieves certain financial and safety goals. Until 2000, the total maximum payout under the program was 8 percent of the employee's annual salary. Charges for the program were $47, $51 and $116 in 1999, 1998 and 1997, respectively. In 2000, the maximum payout under the program increases to 10 percent.

Note 19. STOCK OPTIONS
The company applies APB Opinion No. 25 and related interpretations in accounting for stock options awarded under its Broad-Based Employee Stock Option Programs and its Long-Term Incentive Plan, which are described below.

Had compensation cost for the company's stock options been determined based on the fair market value at the grant dates of the awards consistent with the methodology prescribed by SFAS No. 123, the company's net income and earnings per share for 1999, 1998 and 1997 would have been the pro forma amounts shown below.

                                                         1999     1998     1997
                                                    ---------------------------
         Net Income          As reported               $2,070   $1,339   $3,256
                             Pro forma                 $2,027   $1,294   $3,302

         Earnings per share  As reported - basic       $3.16    $2.05    $4.97
                                         - diluted     $3.14    $2.04    $4.95

                             Pro forma   - basic       $3.09    $1.98    $5.04
                                         - diluted     $3.08    $1.97    $5.02

The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts. SFAS No. 123 does not apply to awards granted prior to 1995. In addition, certain options vest over several years, and awards in future years, whose terms and conditions may vary, are anticipated.

Long-Term Incentive Plan
Stock options granted under the LTIP are generally awarded at market price on the date of grant and are exercisable not earlier than one year and not later than 10 years from the date of grant. However, a portion of the LTIP options granted in 1996 had terms similar to the broad-based employee stock options, which are described in the following table. The maximum number of shares of common stock that may be granted each year is 1 percent of the total outstanding shares of common stock as of January 1 of such year.

A summary of the status of stock options awarded under the company's LTIP, excluding awards granted with terms similar to the broad-based employee stock options, for 1999, 1998 and 1997 follows.

                                             Weighted-
                                              Average
                                 Options     Exercise
                                   (000s)       Price
-----------------------------------------------------
Outstanding at December 31, 1996   7,277       $44.84
-----------------------------------------------------
         Granted                   1,801        80.78
         Exercised                  (710)       38.65
         Forfeited                  (115)       72.18
-----------------------------------------------------
Outstanding at December 31, 1997   8,253       $52.83
-----------------------------------------------------
         Granted                   1,872        79.13
         Exercised                  (796)       40.47
         Forfeited                  (106)       80.70
-----------------------------------------------------
Outstanding at December 31, 1998   9,223       $58.91
-----------------------------------------------------
         Granted                   1,830        89.88
         Exercised                (1,298)       44.29
         Forfeited                  (152)       83.12
-----------------------------------------------------
Outstanding at December 31, 1999   9,603       $66.41
=====================================================
Exercisable at December 31
         1997                      6,502       $45.31
         1998                      7,367       $53.82
         1999                      7,839       $61.13
=====================================================

The weighted-average fair market value of options granted in 1999, 1998 and 1997 was $20.40, $21.10 and $17.64 per share, respectively. The fair market value of each option on the date of grant was estimated using the Black-Scholes option-pricing model with the following assumptions for 1999, 1998 and 1997, respectively: risk-free interest rate of 5.5, 4.5 and 6.1 percent; dividend yield of 3.0, 3.1 and 2.8 percent; volatility of 20.1, 28.6 and 15.2 percent and expected life of seven years in all years.

As of December 31, 1999, 9,602,900 shares were under option at exercise prices ranging from $31.9375 to $99.75 per share. The following table summarizes information about stock options outstanding under the LTIP, excluding awards granted with terms similar to the broad-based employee stock options, at December 31, 1999.

                                   Options Outstanding                Options Exercisable
              ----------------------------------------       ----------------------------
                              Weighted-
                                Average      Weighted-                          Weighted-
Range of          Number      Remaining        Average               Number       Average
Exercise     Outstanding    Contractual       Exercise          Exercisable      Exercise
Prices            (000s)    Life (Years)         Price                (000s)        Price
-----------------------------------------------------------------------------------------
$31 to $ 41          614           2.12         $34.55                  614        $34.55
 41 to   51        3,128           4.72          45.18                3,128         45.18
 51 to   61           15           6.31          56.49                   15         56.49
 61 to   71          766           6.83          66.25                  766         66.25
 71 to   81        3,299           8.34          79.91                3,297         79.91
 81 to   91        1,758           9.80          89.80                   19         82.80
 91 to  101           23           9.55          92.14                    -            -
-----------------------------------------------------------------------------------------
$31 to $101        9,603           6.91         $66.41                7,839        $61.13
=========================================================================================

Broad-Based Employee Stock Options
In 1996, the company granted to all eligible employees an option for 150 shares of stock or equivalents at an exercise price of $51.875 per share. In addition, a portion of the awards granted under the LTIP had terms similar to the broad-based employee stock options. When the options were issued in February 1996, vesting was contingent upon one of two conditions being met: By Decem-
ber 31, 1998, the price of Chevron stock closed at or above $75.00 per share for three consecutive business days or, alternatively, the company had the highest annual total stockholder return of its competitor group for the years 1994 through 1998. The options vested in June 1997 when the share price performance condition was met.

Options for 7,204,800 shares, including similar-termed LTIP awards, were granted in 1996. Forfeitures of options for 820,050 shares and exercises of 4,171,300 reduced the outstanding option shares to 2,213,450 at December 31, 1997. In 1998, exercises of 1,361,000 and forfeitures of 10,800 had reduced the outstanding option shares to 841,650 at year-end 1998. In 1999, exercises of 740,725, forfeitures of 61,850 and expirations of 39,075 had reduced the outstanding option shares to zero at March 31, 1999, the date of expiration. Under APB Opinion No. 25, the company recorded expenses of $(2), $0 and $125 for these options in 1999, 1998 and 1997, respectively.

The fair market value of each option share on the date of grant under SFAS No. 123 was estimated at $5.66 using a binomial option-pricing model with the following assumptions: risk-free interest rate of 5.1 percent, dividend yield of
4.2 percent, expected life of three years and a volatility of 20.9 percent.

In 1998, the company announced a new broad-based Employee Stock Option Program that granted to all eligible employees an option that varied from 100 to 300 shares of stock or equivalents, dependent on the employee's salary or job grade. These options were to vest in two years or, if the company had the highest total stockholder return among its competitor group for the years 1994 through 1998, in one year. Since the stockholders' return performance condition was not met, the options vested in February 2000. Options for 4,820,800 shares were awarded at an exercise price of $76.3125 per share. Forfeitures of options for 854,550 shares reduced the outstanding option shares to 3,966,250 at December 31, 1999, at which date none was exercisable. The options expire on February 11, 2008. Under APB Opinion No. 25, the company recorded expenses of $4 and $2 for these options in 1999 and 1998, respectively.

The fair value of each option share on the date of grant under SFAS No. 123 was estimated at $19.08 using the average results of Black-Scholes models for the preceding 10 years. The 10-year averages of each assumption used by the Black-Sholes models were: risk-free interest rate of 7.0 percent, dividend yield of 4.2 percent, expected life of seven years and a volatility of 24.7 percent.

Note 20. EARNINGS PER SHARE (EPS)
Basic EPS includes the effects of deferrals of salary and other compensation awards that are invested in Chevron stock units by certain officers and employees of the company. Diluted EPS includes the effects of these deferrals as well as the dilutive effects of outstanding stock options awarded under the LTIP and Broad-Based Employee Stock Option Program (see Note 19, "Stock Options"). The following table sets forth the computation of basic and diluted EPS.

                                                       1999                               1998                              1997
                          ------------------------------------------------------------------------------------------------------
                              Net      Shares     Per-Share        Net      Shares   Per-Share      Net      Shares    Per-Share
                           Income   (millions)       Amount     Income   (millions)     Amount   Income   (millions)      Amount
--------------------------------------------------------------------------------------------------------------------------------
Net income                $ 2,070                              $ 1,339                          $ 3,256
Weighted-average common
 shares outstanding                    655.5                                 653.7                            655.0
Dividend equivalents paid
  on Chevron stock units        3                                    3                                2
Deferred awards held
 as Chevron stock units                  1.0                                   1.2                              1.3
--------------------------------------------------------------------------------------------------------------------------------
BASIC EPS COMPUTATION     $ 2,073      656.5          $3.16    $ 1,342       654.9       $2.05  $ 3,258       656.3        $4.97
Dilutive effects of
  stock options                          3.0                                   2.2                              2.1
--------------------------------------------------------------------------------------------------------------------------------
DILUTED EPS COMPUTATION   $ 2,073      659.5          $3.14    $ 1,342       657.1       $2.04  $ 3,258       658.4        $4.95
================================================================================================================================

Note 21.OTHER CONTINGENCIES AND COMMITMENTS
The U.S. federal income tax and California franchise tax liabilities of the company have been settled through 1990 and 1991, respectively.

Settlement of open tax years, as well as tax issues in other countries where the company conducts its businesses, is not expected to have a material effect on the consolidated financial position or liquidity of the company and, in the opinion of management, adequate provision has been made for income and franchise taxes for all years under examination or subject to future examination.

At December 31, 1999, the company and its subsidiaries, as direct or indirect guarantors, had contingent liabilities of $25 for notes of affiliated companies and $362 for notes of others.

The company and its subsidiaries have certain contingent liabilities relating to long-term unconditional purchase obligations and commitments, throughput agreements and take-or-pay agreements, some of which relate to suppliers' financing arrangements. The aggregate amounts of required payments under these various commitments are: 2000-$228; 2001-$297; 2002-$270; 2003-$253; 2004-$225;
2005 and after-$1,029. Total payments under the agreements were $258 in 1999, $201 in 1998 and $243 in 1997.

The company is subject to loss contingencies pursuant to environmental laws and regulations that in the future may require the company to take action to correct or ameliorate the effects on the environment of prior disposal or release of chemical or petroleum substances, including MTBE, by the company or other parties. Such contingencies may exist for various sites including, but not limited to: Superfund sites and refineries, oil fields, service stations, terminals, and land development areas, whether operating, closed or sold. The amount of such future cost is indeterminable due to such factors as the unknown magnitude of possible contamination, the unknown timing and extent of the corrective actions that may be required, the determination of the company's liability in proportion to other responsible parties, and the extent to which such costs are recoverable from third parties. While the company has provided for known environmental obligations that are probable and reasonably estimable, the amount of future costs may be material to results of operations in the period in which they are recognized. The company does not expect these costs to have a material effect on its consolidated financial position or liquidity. Also, the company does not believe its obligations to make such expenditures have had, or will have, any significant impact on the company's competitive position relative to other domestic or international petroleum or chemical concerns.

The company believes it has no material market or credit risks to its operations, financial position or liquidity as a result of its commodities and other derivatives activities. However, the results of operations and financial position of certain equity affiliates may be affected by their business activities involving the use of derivative instruments.

The company's operations, particularly oil and gas exploration and production, can be affected by changing economic, regulatory and political environments in the various countries, including the United States, in which it operates. In certain locations, host governments have imposed restrictions, controls and taxes, and in others, political conditions have existed that may threaten the safety of employees and the company's continued presence in those countries. Internal unrest or strained relations between a host government and the company or other governments may affect the company's operations. Those developments have, at times, significantly affected the company's operations and related results and are carefully considered by management when evaluating the level of current and future activity in such countries.

Areas in which the company has significant operations include the United States, Canada, Australia, United Kingdom, Norway, Congo, Angola, Nigeria, Democratic Republic of Congo, Papua New Guinea, China, Indonesia, Venezuela, Thailand and Argentina. The company's Caltex affiliates have significant operations in Indonesia, Korea, Australia, Thailand, the Philippines, Singapore and South Africa. The company's Tengizchevroil affiliate operates in Kazakhstan.

Note 22.EMPLOYEE TERMINATION BENEFITS AND OTHER RESTRUCTURING COSTS
The company recorded before-tax charges to income of $235 in 1999 for employee termination benefits and other restructuring costs as part of a companywide staff reduction program. The charge includes severance and other termination benefits of $220 for 3,472 employees and $82 for employee and office relocation, lease termination penalties, and other items. These charges were offset partly by $67 of restructuring-related net pension settlement/curtailment gains for payments made to terminated employees.

The staff reduction program affects primarily U.S.-based employees and is being implemented in all of the company's operating segments across several business functions. All identified employees will be separated by June 30, 2000.
Termination benefits for 3,070 of the 3,472 employees - accrued in accordance with SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Plans and for Termination Benefits" - are payable from the assets of the company's U.S. and Canadian pension plans. Payments to other employees are from company funds. Accrual and payment activity for the employee termination benefits is presented in the following table.

                                        Restructuring         Number of
                                            Liability         Employees
         --------------------------------------------------------------
         Balance at December 31, 1998          $   -                  -
         Accruals                                220              3,472
         Cash Payments                          (135)             2,157
                                           ----------------------------
         Balance at December 31, 1999          $  85              1,315
         ==============================================================

Of the $82 for relocations, lease termination penalties and other costs, approximately 13 percent remained unpaid at the end of 1999. These charges and the restructuring-related pension gains were classified mainly as either "operating expense" or "selling, general and administrative expense." Items are either accrued or recognized as incurred under the guidelines of EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)" or SFAS No. 88, as applicable.

The company's net income for 1999 also included its $25 share of a restructuring charge recorded by Caltex.

SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES
Unaudited

In accordance with Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities" (SFAS No. 69), this section provides supplemental information on oil and gas exploration and producing activities of the company in six separate tables. Tables I through III provide historical cost information pertaining to costs incurred in exploration, property acquisitions and development; capitalized costs; and results of operations. Tables IV through VI present information on the company's estimated net proved reserve quantities, standardized measure of estimated discounted future net cash flows related to proved reserves, and changes in estimated discounted future net cash flows. The Africa geographic area includes activities principally in Nigeria, Angola, Congo and Democratic Republic of Congo. The "Other" geographic category includes activities in Australia, Argentina, the United Kingdom North Sea, Canada, Papua New Guinea, Venezuela, China, Thailand and other countries. Amounts shown for affiliated companies are Chevron's 50 percent equity share in P.T. Caltex Pacific Indonesia (CPI), an exploration and production company operating in Indonesia, and its 45 percent (50 percent prior to April 1997) equity share of Tengizchevroil (TCO), an exploration and production partnership operating in the Republic of Kazakhstan.

TABLE I - COSTS INCURRED IN EXPLORATION, PROPERTY ACQUISITIONS AND DEVELOPMENT(1)

                                                             Consolidated Companies      Affiliated Companies
Millions of dollars                                 U.S.     Africa  Other    Total              CPI      TCO      Worldwide
                                            --------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31, 1999
Exploration
  Wells                                          $  258       $  40 $  120   $  418             $  3     $  -         $  421
  Geological and geophysical                         37          25     85      147               17        -            164
  Rentals and other                                  30           7     60       97                -        -             97
----------------------------------------------------------------------------------------------------------------------------
Total exploration                                   325          72    265      662               20        -            682
----------------------------------------------------------------------------------------------------------------------------
Property acquisitions(2),(3)
  Proved(4)                                           9           -  1,070    1,079                -        -          1,079
  Unproved                                           27          11  1,202    1,240                -        -          1,240
----------------------------------------------------------------------------------------------------------------------------
Total property acquisitions                          36          11  2,272    2,319                -        -          2,319
----------------------------------------------------------------------------------------------------------------------------
Development                                         532         518    375    1,425              182      148          1,755
----------------------------------------------------------------------------------------------------------------------------
TOTAL COSTS INCURRED                             $  893       $ 601 $2,912   $4,406             $202     $148         $4,756
============================================================================================================================
YEAR ENDED DECEMBER 31, 1998
Exploration
  Wells                                          $  350       $ 108 $  101   $  559             $  3     $  -         $  562
  Geological and geophysical                         49          31    112      192               16        -            208
  Rentals and other                                  44          23     53      120                -        -            120
----------------------------------------------------------------------------------------------------------------------------
Total exploration                                   443         162    266      871               19        -            890
----------------------------------------------------------------------------------------------------------------------------
Property acquisitions(2)
  Proved(4)                                          12           -      -       12                -        -             12
  Unproved                                           58           -     14       72                -        -             72
----------------------------------------------------------------------------------------------------------------------------
Total property acquisitions                          70           -     14       84                -        -             84
----------------------------------------------------------------------------------------------------------------------------
Development                                         680         561    411    1,652              156      120          1,928
----------------------------------------------------------------------------------------------------------------------------
TOTAL COSTS INCURRED                             $1,193       $ 723 $  691   $2,607             $175     $120         $2,902
============================================================================================================================
YEAR ENDED DECEMBER 31, 1997
Exploration
  Wells                                          $  278       $  99 $  149   $  526             $  2     $  -         $  528
  Geological and geophysical                         39          31     59      129               16        -            145
  Rentals and other                                  43          17     65      125                -        -            125
----------------------------------------------------------------------------------------------------------------------------
Total exploration                                   360         147    273      780               18        -            798
----------------------------------------------------------------------------------------------------------------------------
Property acquisitions(2)
  Proved(4)                                           3           6     75       84                -        -             84
  Unproved                                          101           -     23      124                -        -            124
----------------------------------------------------------------------------------------------------------------------------
Total property acquisitions                         104           6     98      208                -        -            208
----------------------------------------------------------------------------------------------------------------------------
Development                                         918         461    529    1,908              159      152          2,219
----------------------------------------------------------------------------------------------------------------------------
TOTAL COSTS INCURRED                             $1,382       $ 614 $  900   $2,896             $177     $152         $3,225
============================================================================================================================

(1) Includes costs incurred whether capitalized or charged to earnings. Excludes support equipment expenditures.
(2) Proved amounts include wells, equipment and facilities associated with proved reserves.
(3) Includes acquisition costs and related deferred income taxes for purchases of Rutherford-Moran Oil Corporation and Petrolera Argentina San Jorge S.A.
(4) Does not include properties acquired through property exchanges.

TABLE II - CAPITALIZED COSTS RELATED TO OIL AND GAS PRODUCING ACTIVITIES

                                                                Consolidated Companies   Affiliated Companies
                                                 -------------------------------------  ---------------------
Millions of dollars                                  U.S.   Africa     Other     Total          CPI       TCO     Worldwide
---------------------------------------------------------------------------------------------------------------------------
AT DECEMBER 31, 1999
Unproved properties ..........................   $   317   $    69   $ 1,441   $ 1,827      $     -   $   378       $ 2,205
Proved properties and related producing assets    16,662     4,034     7,318    28,014        1,158       689        29,861
Support equipment ............................       478       268       321     1,067          902       243         2,212
Deferred exploratory wells ...................       136       172        66       374            -         -           374
Other uncompleted projects ...................       354       758       664     1,776          335       405         2,516
---------------------------------------------------------------------------------------------------------------------------
GROSS CAPITALIZED COSTS ......................    17,947     5,301     9,810    33,058        2,395     1,715        37,168
---------------------------------------------------------------------------------------------------------------------------
Unproved properties valuation ................       133        53       157       343            -         -           343
Proved producing properties -
 Depreciation and depletion ..................    11,953     1,993     3,071    17,017          681        99        17,797
 Future abandonment and restoration ..........       835       371       208     1,414           60        10         1,484
Support equipment depreciation ...............       317       104       142       563          476        80         1,119
---------------------------------------------------------------------------------------------------------------------------
Accumulated provisions .......................    13,238     2,521     3,578    19,337        1,217       189        20,743
---------------------------------------------------------------------------------------------------------------------------
NET CAPITALIZED COSTS ........................   $ 4,709   $ 2,780   $ 6,232   $13,721      $ 1,178   $ 1,526       $16,425
===========================================================================================================================
AT DECEMBER 31, 1998
Unproved properties ..........................   $   390   $    58   $   235   $   683      $     -   $   378       $ 1,061
Proved properties and related producing assets    16,759     3,672     6,253    26,684        1,015       629        28,328
Support equipment ............................       472       182       307       961          768       232         1,961
Deferred exploratory wells ...................        51        51        91       193            -         -           193
Other uncompleted projects ...................       700       893       383     1,976          408       245         2,629
---------------------------------------------------------------------------------------------------------------------------
GROSS CAPITALIZED COSTS ......................    18,372     4,856     7,269    30,497        2,191     1,484        34,172
---------------------------------------------------------------------------------------------------------------------------
Unproved properties valuation ................       151        49       110       310            -         -           310
Proved producing properties -
 Depreciation and depletion ..................    11,808     1,719     2,705    16,232          689        72        16,993
 Future abandonment and restoration ..........       861       337       187     1,385           57         8         1,450
Support equipment depreciation ...............       315        90       127       532          373        67           972
---------------------------------------------------------------------------------------------------------------------------
Accumulated provisions .......................    13,135     2,195     3,129    18,459        1,119       147        19,725
---------------------------------------------------------------------------------------------------------------------------
NET CAPITALIZED COSTS ........................   $ 5,237   $ 2,661   $ 4,140   $12,038      $ 1,072   $ 1,337       $14,447
===========================================================================================================================
AT DECEMBER 31, 1997
Unproved properties ..........................   $   370   $    58   $   236   $   664      $     -   $   378       $ 1,042
Proved properties and related producing assets    16,284     3,303     5,644    25,231        1,112       491        26,834
Support equipment ............................       503       209       310     1,022          578       209         1,809
Deferred exploratory wells ...................       120        46        58       224            -         -           224
Other uncompleted projects ...................       826       549       821     2,196          338       153         2,687
---------------------------------------------------------------------------------------------------------------------------
GROSS CAPITALIZED COSTS ......................    18,103     4,165     7,069    29,337        2,028     1,231        32,596
---------------------------------------------------------------------------------------------------------------------------
Unproved properties valuation ................       153        42        98       293            -         -           293
Proved producing properties -
 Depreciation and depletion ..................    11,657     1,459     2,521    15,637          626        51        16,314
 Future abandonment and restoration ..........       926       304       177     1,407           44         6         1,457
Support equipment depreciation ...............       315        79       130       524          343        53           920
---------------------------------------------------------------------------------------------------------------------------
Accumulated provisions .......................    13,051     1,884     2,926    17,861        1,013       110        18,984
---------------------------------------------------------------------------------------------------------------------------
NET CAPITALIZED COSTS ........................   $ 5,052   $ 2,281   $ 4,143   $11,476      $ 1,015   $ 1,121       $13,612
===========================================================================================================================

TABLE III - RESULTS OF OPERATIONS FOR OIL AND GAS PRODUCING ACTIVITIES (1)

The company's results of operations from oil and gas producing activities for the years 1999, 1998 and 1997 are shown in the following table.

Net income from exploration and production activities as reported on page 10 reflects income taxes computed on an effective rate basis. In accordance with SFAS No. 69, income taxes in Table III are based on statutory tax rates, reflecting allowable deductions and tax credits. Interest income and expense is excluded from the results reported in Table III and from the net income amounts on page 10.

TABLE III - RESULTS OF OPERATIONS FOR OIL AND GAS PRODUCING ACTIVITIES (1) - Continued

                                                               Consolidated Companies      Affiliated Companies
                                             ----------------------------------------    ----------------------
Millions of dollars                             U.S.     Africa      Other      Iotal        CPI            TCO        Worldwide
--------------------------------------------------------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31, 1999
Revenues from net production
 Sales ...................................   $ 1,449    $ 1,756    $ 1,415    $ 4,620    $    24         $  356          $ 5,000
 Transfers ...............................     1,626        299        597      2,522        592              -            3,114
--------------------------------------------------------------------------------------------------------------------------------
                           Total .........     3,075      2,055      2,012      7,142        616            356            8,114
Production expenses ......................    (1,005)      (340)      (411)    (1,756)      (206)           (88)          (2,050)
Proved producing properties: depreciation,
 depletion and abandonment provision .....      (764)      (311)      (433)    (1,508)      (109)           (47)          (1,664)
Exploration expenses .....................      (167)       (97)      (274)      (538)       (17)             -             (555)
Unproved properties valuation ............       (22)        (5)       (36)       (63)         -              -              (63)
Other income (expense)(2).................      (307)       (53)         5       (355)        (2)            (9)            (366)
--------------------------------------------------------------------------------------------------------------------------------
 Results before income taxes .............       810      1,249        863      2,922        282            212            3,416
Income tax expense .......................      (275)      (848)      (416)    (1,539)      (143)           (63)          (1,745)
--------------------------------------------------------------------------------------------------------------------------------
RESULTS OF PRODUCING OPERATIONS ..........   $   535    $   401    $   447    $ 1,383    $   139         $  149          $ 1,671
================================================================================================================================
YEAR ENDED DECEMBER 31, 1998
Revenues from net production
 Sales ...................................   $ 1,386    $ 1,118    $   757    $ 3,261    $    28         $  176          $ 3,465
 Transfers ...............................     1,185        212        458      1,855        454              -            2,309
--------------------------------------------------------------------------------------------------------------------------------
                           Total .........     2,571      1,330      1,215      5,116        482            176            5,774
Production expenses ......................    (1,172)      (346)      (304)    (1,822)      (153)           (76)          (2,051)
Proved producing properties: depreciation,
 depletion and abandonment provision .....      (714)      (301)      (316)    (1,331)      (106)           (40)          (1,477)
Exploration expenses .....................      (213)       (53)      (212)      (478)       (16)             -             (494)
Unproved properties valuation ............       (20)        (8)       (16)       (44)         -              -              (44)
Other income (expense)(2).................        96         48         85        229          2             (7)             224
--------------------------------------------------------------------------------------------------------------------------------
 Results before income taxes .............       548        670        452      1,670        209             53            1,932
Income tax expense .......................      (178)      (328)      (323)      (829)      (102)           (16)            (947)
--------------------------------------------------------------------------------------------------------------------------------
RESULTS OF PRODUCING OPERATIONS ..........   $   370    $   342    $   129    $   841    $   107         $   37          $   985
================================================================================================================================
YEAR ENDED DECEMBER 31, 1997
Revenues from net production
 Sales ...................................   $ 1,931    $ 1,782    $   899    $ 4,612    $    43         $  283          $ 4,938
 Transfers ...............................     1,799        273        656      2,728        634              -            3,362
--------------------------------------------------------------------------------------------------------------------------------
                           Total .........     3,730      2,055      1,555      7,340        677            283            8,300
Production expenses ......................    (1,272)      (297)      (278)    (1,847)      (197)           (79)          (2,123)
Proved producing properties: depreciation,
 depletion and abandonment provision .....      (737)      (256)      (311)    (1,304)      (130)           (37)          (1,471)
Exploration expenses .....................      (227)       (66)      (200)      (493)       (16)             -             (509)
Unproved properties valuation ............       (16)        (7)       (10)       (33)         -              -              (33)
Other income (expense)(2).................        87        (46)       196        237         10            (13)             234
--------------------------------------------------------------------------------------------------------------------------------
Results before income taxes ..............     1,565      1,383        952      3,900        344            154            4,398
 Income tax expense ......................      (555)      (939)      (365)    (1,859)      (173)           (46)          (2,078)
--------------------------------------------------------------------------------------------------------------------------------
RESULTS OF PRODUCING OPERATIONS ..........   $ 1,010    $   444    $   587    $ 2,041    $   171         $  108          $ 2,320
================================================================================================================================

(1) The value of owned production consumed as fuel has been eliminated from revenues and production expenses, and the related volumes have been deducted from net production in calculating the unit average sales price and production cost; this has no effect on the results of producing operations.
(2)  Includes  gas  processing  fees,  net sulfur  income,  natural gas contract settlements, currency transaction gains and losses, certain significant impairment write-downs, miscellaneous expenses, etc. Also includes net income from related oil and gas activities that do not have oil and gas reserves attributed to them (e.g., equity earnings of Dynegy Inc., net income from technical and operating service agreements).

TABLE III - RESULTS OF OPERATIONS FOR OIL AND GAS PRODUCING ACTIVITIES (1),(2) - Continued

                                                                      Consolidated Companies    Affiliated Companies
                                                             ---------------------------------  -------------------
Per-unit average sales price and production cost (1),(2)        U.S.   Africa   Other    Total      CPI      TCO     Worldwide
------------------------------------------------------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31, 1999
Average sales prices
 Liquids, per barrel ...................................      $15.73   $17.27  $17.69   $16.82   $13.40   $10.53        $15.90
 Natural gas, per thousand cubic feet ..................        2.17     0.05    2.21     2.14        -     0.38          2.10
Average production costs, per barrel ...................        4.73     2.81    3.32     3.84     4.47     2.39          3.79
==============================================================================================================================
YEAR ENDED DECEMBER 31, 1998
Average sales prices
 Liquids, per barrel ...................................      $11.27   $11.49  $11.21   $11.34   $ 9.73   $ 5.53        $10.68
 Natural gas, per thousand cubic feet ..................        2.02      .07    2.26     2.04        -      .57          2.01
Average production costs, per barrel ...................        5.30     2.94    2.93     4.12     3.10     2.32          3.91
==============================================================================================================================
YEAR ENDED DECEMBER 31, 1997
Average sales prices
 Liquids, per barrel ...................................      $17.33   $18.15  $16.88   $17.53   $15.35   $10.69        $16.82
 Natural gas, per thousand cubic feet ..................        2.42        -    2.35     2.40        -      .51          2.35
Average production costs, per barrel ...................        5.47     2.61    2.89     4.17     4.48     2.78          4.22
==============================================================================================================================
Average sales price for liquids ($/Bbl)
 December 1999 .........................................      $22.25   $24.88  $24.06   $23.68   $23.68   $11.55        $22.65
 December 1998 .........................................        8.86     9.55    9.04     9.17     8.33     3.69          8.58
 December 1997 .........................................       15.63    15.60   15.09    15.48    14.16     9.40         14.91
==============================================================================================================================
Average sales price for natural gas ($/MCF)
 December 1999 .........................................      $ 2.20   $ 0.04  $ 2.41   $ 2.23   $    -   $ 0.38        $ 2.18
 December 1998 .........................................        2.23        -    2.47     2.29        -      .57          2.26
 December 1997 .........................................        2.25        -    2.76     2.31        -      .63          2.26
==============================================================================================================================

(1) The value of owned production consumed as fuel has been eliminated from revenues and production expenses, and the related volumes have been deducted from net production in calculating the unit average sales price and production cost; this has no effect on the results of producing operations.
(2) Natural gas converted to crude oil equivalent gas (OEG) barrels at a rate of 6 MCF=1 OEG barrel.

TABLE IV - RESERVE QUANTITY INFORMATION

The company's estimated net proved underground oil and gas reserves and changes thereto for the years 1999, 1998 and 1997 are shown in the following table. Proved reserves are estimated by company asset teams composed of earth scientists and reservoir engineers. These proved reserve estimates are reviewed annually by the corporation's Reserves Advisory Committee to ensure that rigorous professional standards and the reserves definitions prescribed by the U.S. Securities and Exchange Commission are consistently applied throughout the company.

Proved reserves are the estimated quantities that geologic and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Due to the inherent uncertainties and the limited nature of reservoir data, estimates of underground reserves are subject to change as additional information becomes available.

Proved reserves do not include additional quantities recoverable beyond the term of the lease or concession agreement that may result from extensions of currently proved areas or from applying secondary or tertiary recovery processes not yet tested and determined to be economic.

Proved developed reserves are the quantities expected to be recovered through existing wells with existing equipment and operating methods.

"Net" reserves exclude royalties and interests owned by others and reflect contractual arrangements and royalty obligations in effect at the time of the estimate.

In June 1997, Chevron assumed operatorship under a risked service agreement for Venezuela's Block LL-652, located in the northeast section of Lake Maracaibo. Chevron is accounting for LL-652 as an oil and gas activity and, at December 31, 1999, had recorded 54 million barrels of proved crude oil reserves.

No reserve quantities have been recorded for the company's other service agreement in Venezuela, which began in 1996, involving the Boscan Field.


TABLE IV - RESERVE QUANTITY INFORMATION - Continued

                                NET PROVED RESERVES OF CRUDE OIL, CONDENSATE                NET PROVED RESERVES OF NATURAL GAS
                              AND NATURAL GAS LIQUIDS    Millions of barrels                             Billions of cubic feet
                          --------------------------------------------------  --------------------------------------------------
                                Consolidated Companies   Affiliates   World-      Consolidated Companies   Affiliates    World-
                          ----------------------------  -----------           --------------------------- ------------
                           U.S.  Africa Other    Total   CPI    TCO     wide    U.S. Africa  Other  Total   CPI    TCO     wide
--------------------------------------------------------------------------------------------------------------------------------
RESERVES AT
JANUARY 1, 1997 ........  1,149   1,032   482    2,663   566  1,135    4,364  5,275     293  3,135  8,703   152  1,462   10,317
Changes attributable to:
 Revisions .............      8     (16)   38       30    37     92      159    (98)    (67)   211     46    19    120      185
 Improved recovery          139      72     7      218    27      -      245     111      -      1    112     5      -      117
 Extensions
  and discoveries   ....     57     156    14      227     4      -      231     470      -     12    482     2      -      484
 Purchases(1) ..........      -       -    51       51     -      -       51       3      -      1      4     -      -        4
 Sales(2) ..............    (32)      -    (1)     (33)    -   (120)    (153)    (95)     -     (7)  (102)    -   (156)    (258)
Production .............   (125)   (113)  (72)    (310)  (56)   (25)    (391)   (675)    (3)  (166)  (844)  (17)   (25)    (886)
--------------------------------------------------------------------------------------------------------------------------------
RESERVES AT
DECEMBER 31, 1997 ......   1,196   1,131  519    2,846   578  1,082    4,506   4,991    223  3,187  8,401   161  1,401    9,963
Changes attributable to:
 Revisions                    (1)    106   28      133   110(3)   7      250    (151)    77     13   (61)     7    (17)     (71)
 Improved recovery            36      88   36      160    25      -      185       7      -      -     7     12      -       19
 Extensions
  and discoveries             43      92    7      142     2     16      160     372      -      3   375      1     21      397
 Purchases(1)                  5       -   30       35     -      -       35      32      -      5    37      -      -       37
 Sales(2)                    (12)      -  (22)     (34)    -      -      (34)   (119)     -    (50) (169)     -      -     (169)
Production                  (119)   (117) (77)    (313)  (62)   (30)    (405)   (635)   (12)  (175) (822)   (30)   (21)    (873)
--------------------------------------------------------------------------------------------------------------------------------
RESERVES AT
DECEMBER 31, 1998          1,148   1,300  521    2,969   653  1,075    4,697   4,497    288  2,983 7,768    151  1,384    9,303
Changes attributable to:
 Revisions                  (23)       3  (24)     (44) (98)(3) 115      (27)   (426)    49     30  (347)     2    126     (219)
 Improved recovery           44       62   20      126   30       -      156       7      -      8    15      1      -       16
 Extensions
  and discoveries            50       45   17      112    2      76      190     347      -     86   433      5     98      536
 Purchases(1)                 1        -  213      214    -       -      214      35      -    372   407      -      -      407
 Sales(2)                   (33)       -   (2)     (35)   -       -      (35)    (74)     -      -   (74)     -      -      (74)
 Production                (115)    (120) (84)    (319) (59)    (33)    (411)   (598)   (15)  (248) (861)   (25)   (27)    (913)
--------------------------------------------------------------------------------------------------------------------------------
RESERVES AT
DECEMBER 31, 1999         1,072    1,290  661    3,023  528   1,233    4,784   3,788    322  3,231 7,341    134  1,581    9,056
================================================================================================================================
Developed reserves
--------------------------------------------------------------------------------------------------------------------------------
At January 1, 1997        1,027      658  281    1,966  448     500    2,914   4,727    293  1,634 6,654    136    643    7,433
At December 31, 1997      1,025      721  293    2,039  435     532    3,006   4,391    223  1,695 6,309    145    688    7,142
At December 31, 1998        982      891  342    2,215  436     646    3,297   3,918    263  2,074 6,255    135    832    7,222
AT DECEMBER 31, 1999        905      940  489    2,334  340     790    3,464   3,345    272  2,243 5,860    131  1,011    7,002
================================================================================================================================

(1) Includes reserves acquired through property exchanges.
(2) Includes reserves disposed of through property exchanges.
(3) Mainly includes crude reserves revisions associated with CPI's cost-recovery formula.

TABLE V - STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATED TO PROVED OIL AND GAS RESERVES

The standardized measure of discounted future net cash flows, related to the above proved oil and gas reserves, is calculated in accordance with the requirements of SFAS No. 69. Estimated future cash inflows from production are computed by applying year-end prices for oil and gas to year-end quantities of estimated net proved reserves. Future price changes are limited to those provided by contractual arrangements in existence at the end of each reporting year. Future development and production costs are those estimated future expenditures necessary to develop and produce year-end estimated proved reserves based on year-end cost indices, assuming continuation of year-end economic conditions. Estimated future income taxes are calculated by applying appropriate year-end statutory tax rates. These rates reflect allowable deductions and tax credits and are applied to estimated future pretax net cash flows, less the tax basis of related assets. Discounted future net cash flows are calculated using 10 percent midperiod discount factors. Discounting requires a year-by-year estimate of when future expenditures will be incurred and when reserves will be produced.

The information provided does not represent management's estimate of the company's expected future cash flows or value of proved oil and gas reserves. Estimates of proved reserve quantities are imprecise and change over time as new information becomes available. Moreover, probable and possible reserves, which may become proved in the future, are excluded from the calculations. The arbitrary valuation prescribed under SFAS No. 69 requires assumptions as to the timing and amount of future development and production costs. The calculations are made as of December 31 each year and should not be relied upon as an indication of the company's future cash flows or value of its oil and gas reserves.

TABLE V - STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATED TO PROVED OIL AND GAS RESERVES - Continued

                                                                    Consolidated Companies      Affiliated Companies
                                          ------------------------------------------------    ----------------------
Millions of dollars ...................        U.S.       Africa        Other        Total          CPI          TCO    Worldwide
---------------------------------------------------------------------------------------------------------------------------------
AT DECEMBER 31, 1999
Future cash inflows from production ...   $  31,650    $  31,830    $  23,690    $  87,170    $  11,950    $  24,380    $ 123,500
Future production and development costs     (11,350)      (6,030)      (5,420)     (22,800)      (7,830)      (4,900)     (35,530)
Future income taxes ...................      (7,050)     (16,490)      (6,200)     (29,740)      (1,820)      (4,980)     (36,540)
---------------------------------------------------------------------------------------------------------------------------------
Undiscounted future net cash flows ....      13,250        9,310       12,070       34,630        2,300       14,500       51,430
10 percent midyear annual discount for
 timing of estimated cash flows .......      (5,480)      (2,920)      (4,590)     (12,990)        (900)     (10,400)     (24,290)
---------------------------------------------------------------------------------------------------------------------------------
STANDARDIZED MEASURE OF DISCOUNTED
FUTURE NET CASH FLOWS .................   $   7,770    $   6,390    $   7,480    $  21,640    $   1,400    $   4,100    $  27,140
=================================================================================================================================
AT DECEMBER 31, 1998
Future cash inflows from production ...   $  19,810    $  12,560    $  13,010    $  45,380    $   6,020    $   8,360    $  59,760
Future production and development costs     (12,940)      (6,980)      (4,930)     (24,850)      (4,470)      (5,860)     (35,180)
Future income taxes ...................      (1,970)      (2,110)      (2,850)      (6,930)        (660)        (200)      (7,790)
---------------------------------------------------------------------------------------------------------------------------------
Undiscounted future net cash flows ....       4,900        3,470        5,230       13,600          890        2,300       16,790
10 percent midyear annual discount for
 timing of estimated cash flows .......      (1,880)      (1,070)      (2,190)      (5,140)        (390)      (1,990)      (7,520)
---------------------------------------------------------------------------------------------------------------------------------
Standardized Measure of Discounted
 Future Net Cash Flows ................   $   3,020    $   2,400    $   3,040    $   8,460    $     500    $     310    $   9,270
=================================================================================================================================
AT DECEMBER 31, 1997
Future cash inflows from production ...   $  28,270    $  16,560    $  16,860    $  61,690    $   9,240    $  10,890    $  81,820
Future production and development costs     (14,030)      (4,810)      (5,090)     (23,930)      (6,340)      (6,550)     (36,820)
Future income taxes ...................      (4,710)      (6,630)      (4,330)     (15,670)      (1,390)        (600)     (17,660)
---------------------------------------------------------------------------------------------------------------------------------
Undiscounted future net cash flows ....       9,530        5,120        7,440       22,090        1,510        3,740       27,340
10 percent midyear annual discount for
 timing of estimated cash flows .......      (3,910)      (1,780)      (3,290)      (8,980)        (650)      (2,710)     (12,340)
---------------------------------------------------------------------------------------------------------------------------------
Standardized Measure of Discounted
 Future Net Cash Flows ................   $   5,620    $   3,340    $   4,150    $  13,110    $     860    $   1,030    $  15,000
=================================================================================================================================

TABLE VI - CHANGES IN THE STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS FROM PROVED RESERVES

                                         Consolidated Companies         Affiliated Companies                   Worldwide
                                 ------------------------------   --------------------------  --------------------------
Millions of dollars                   1999      1998       1997     1999      1998      1997     1999     1998      1997
------------------------------------------------------------------------------------------------------------------------
PRESENT VALUE AT JANUARY 1         $ 8,460   $13,110    $22,270   $  810    $1,890    $2,850  $ 9,270  $15,000   $25,120
------------------------------------------------------------------------------------------------------------------------
Sales and transfers of oil and gas
 produced, net of production costs  (5,385)   (3,294)    (5,493)    (679)     (429)     (684)  (6,064)  (3,723)   (6,177)
Development costs incurred           1,425     1,652      1,908      330       276       311    1,755    1,928     2,219
Purchases of reserves                2,811       208        173        -         -         -    2,811      208       173
Sales of reserves                     (344)     (347)      (238)       -         -      (140)    (344)    (347)     (378)
Extensions, discoveries and improved
 recovery, less related costs        2,886       813      2,161      385        49       104    3,271      862     2,265
Revisions of previous
 quantity estimates                   (503)      262        535       84       280       980     (419)     542     1,515
Net changes in prices, development
 and production costs               25,457   (11,321)   (20,440)   6,938    (2,159)   (3,521)  32,395  (13,480)  (23,961)
Accretion of discount                1,165     2,096      3,673      135       289       516    1,300    2,385     4,189
Net change in income tax           (14,332)    5,281      8,561   (2,503)      614     1,474  (16,835)   5,895    10,035
------------------------------------------------------------------------------------------------------------------------
  Net change for the year           13,180    (4,650)    (9,160)   4,690    (1,080)     (960)  17,870   (5,730)  (10,120)
------------------------------------------------------------------------------------------------------------------------
PRESENT VALUE AT DECEMBER 31       $21,640   $ 8,460    $13,110   $5,500    $  810    $1,890  $27,140  $ 9,270   $15,000
========================================================================================================================

The changes in present values between years, which can be significant, reflect changes in estimated proved reserve quantities and prices and assumptions used in forecasting production volumes and costs. Changes in the timing of production are included with "Revisions of previous quantity estimates."

QUARTERLY RESULTS AND STOCK MARKET DATA
---------------------------------------
Unaudited
                                                                                  1999                                      1998
                                                --------------------------------------   ---------------------------------------
Millions of dollars, except per-share amounts    4TH Q     3RD Q     2ND Q      1ST Q      4TH Q      3RD Q     2ND Q     1ST Q
--------------------------------------------------------------------------------------------------------------------------------
REVENUES
Sales and other operating revenues (1) ......  $10,611   $ 9,965   $ 8,473    $ 6,399    $ 7,164    $ 7,561   $ 7,754   $ 7,464
Income (loss) from equity affiliates ........      122       127       133        144        (66)        13       155       126
Other income ................................      246        85       135        146        184        104        60        38
-------------------------------------------------------------------------------------------------------------------------------
TOTAL REVENUES ..............................   10,979    10,177     8,741      6,689      7,282      7,678     7,969     7,628
-------------------------------------------------------------------------------------------------------------------------------
COSTS AND OTHER DEDUCTIONS
Purchased crude oil and products,
  operating and other expenses ..............    7,307     7,006     6,275      4,426      5,978      5,100     5,314     5,195
Depreciation, depletion and amortization ....      900       767       633        566        646        563       557       554
Taxes other than on income(1) ...............    1,184     1,181     1,143      1,078      1,115      1,145     1,140     1,011
Interest and debt expense ...................      138       116       113        105        109        103        99        94
-------------------------------------------------------------------------------------------------------------------------------
TOTAL COSTS AND OTHER DEDUCTIONS ............    9,529     9,070     8,164      6,175      7,848      6,911     7,110     6,854
-------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAX ....................    1,450     1,107       577        514       (566)       767       859       774
INCOME TAX (CREDIT) EXPENSE .................      641       525       227        185       (360)       306       282       267
-------------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS) (2) .......................  $   809   $   582   $   350    $   329    $  (206)   $   461   $   577   $   507
===============================================================================================================================
NET INCOME (LOSS) PER SHARE - BASIC .........  $  1.24   $  0.88   $  0.54    $  0.50    $ (0.31)   $  0.70   $  0.88   $  0.78
                            - DILUTED .......  $  1.23   $  0.88   $  0.53    $  0.50    $ (0.31)   $  0.70   $  0.88   $  0.77
DIVIDENDS PAID PER SHARE ....................  $  0.65   $  0.61   $  0.61    $  0.61    $  0.61    $  0.61   $  0.61   $  0.61
COMMON STOCK PRICE RANGE - HIGH ............. $96 15/16 $100 13/16 $104 15/16 $90 5/16   $89 7/16   $89       $86 13/16 $90 3/16
                         - LOW .............. $83 3/8   $85 9/16   $86 3/8    $73 1/8    $78 3/8    $73       $ 77 3/8  $67 3/4
===============================================================================================================================

(1) Includes consumer excise taxes:            $   989   $ 1,023   $   986    $   912    $   943    $   973   $   988   $   852
(2) Special (charges) credits included
     in Net Income (Loss):                     $   (10)  $  (120)  $  (134)   $    48    $  (709)   $    75   $   (43)  $    71

The company's common stock is listed on the New York Stock Exchange (trading symbol: CHV), as well as on the Chicago, Pacific, London and Swiss stock exchanges. It also is traded on the Boston, Cincinnati, Detroit and Philadelphia stock exchanges. As of February 23, 2000, stockholders of record numbered approximately 116,062.

There are no restrictions on the company's ability to pay dividends. Chevron has made dividend payments to stockholders for 88 consecutive years.